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As filed with the Securities and Exchange Commission on October 9, 2015

Registration No. 333-203607

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 3
to
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

OVERSTOCK.COM, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	87-0634302 (I.R.S. Employer Identification Number)

6350 South 3000 East
Salt Lake City, Utah 84121
(801) 947-3100
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Dr. Patrick M. Byrne
Chief Executive Officer
Overstock.com, Inc.
6350 South 3000 East
Salt Lake City, Utah 84121
(801) 947-3100
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Stephen J. Obie
Edward B. Winslow
Jones Day
222 East 41st Street
New York, New York 10017
Telephone: 212-326-3939
Facsimile: 212-755-7306

Approximate date of commencement of proposed sale to the public:
From time to time after this Registration Statement becomes effective.

            If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

            If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

            If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

            If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

            If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☐

            If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

            Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount To Be Registered(1)	Proposed Maximum Offering Price per Unit(1)(2)	Proposed Maximum Aggregate Offering Price(1)(2)	Amount of Registration Fee(3)

Common Stock, $0.0001 par value per share(4)(6)

Preferred Stock, $0.0001 par value per share(4)(6)

Depositary Shares(6)

Warrants(6)

Debt Securities(6)

Units(6)

Total(5)	$500,000,000	—	$500,000,000	$58,100

(1)
Pursuant to Rule 457(i) under the Securities Act of 1933, as amended (the "Securities Act"), the securities registered hereunder include such indeterminate number of securities as may be issued upon conversion or exchange of any preferred stock, warrants or debt securities registered hereunder that provide for conversion or exchange, upon exercise of warrants or issued pursuant to the anti-dilution provisions of any such securities.
(2)
The proposed maximum per unit and aggregate offering prices per class of securities will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered under this registration statement and is not specified as to each class of security pursuant to General Instruction II.D of Form S-3 under the Securities Act.
(3)
Calculated pursuant to Rule 457(o) under the Securities Act. Previously paid in connection with the initial filing of this registration statement.
(4)
Includes an indeterminate number of shares of common stock or preferred stock as may be sold from time to time at indeterminate prices. In addition, pursuant to Rule 416 under the Securities Act, the shares being registered hereunder include such indeterminate number of shares of common stock and preferred stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.
(5)
Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. The proposed maximum offering price per unit will be determined by us in connection with the issuance of the securities. In no event will the aggregate offering price of all securities issued from time to time pursuant to this registration statement exceed $500,000,000 or the equivalent thereof in one or more foreign currencies, foreign currency units or composite currencies.
(6)
Each of the securities registered hereunder may be issued in uncertificated form as digital securities, except that our digital securities will not be fungible with our traditional securities that may be outstanding from time to time. Prior to issuing shares of our common stock as digital securities in a registered public offering, we will reclassify our common stock into shares of Class A common stock and Class B common stock and only issue as digital securities the class of common stock that is not then listed for trading on any national market system trading platform.

            The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the Registration Statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED OCTOBER 9, 2015

PROSPECTUS

$500,000,000

Overstock.com, Inc.

        By this prospectus, Overstock.com, Inc. may offer, from time to time:

• Common stock • Preferred stock • Depositary Shares • Warrants • Debt securities • Units

        Overstock.com, Inc., a Delaware corporation ("Overstock"), may offer and sell from time to time, in one or more series or issuances in traditional certificated form or in uncertificated form, including as digital securities, and on terms that Overstock will determine at the time of the offering, any combination of the securities described in this prospectus, up to an aggregate amount of $500,000,000.

        We will provide specific terms of any offering in a supplement to this prospectus. Any prospectus supplement may also add, update, or change information contained in this prospectus. You should carefully read this prospectus and the applicable prospectus supplement as well as the documents incorporated or deemed to be incorporated by reference in this prospectus before you purchase any of the securities offered hereby.

        These securities may be offered and sold in the same offering or in separate offerings; to or through underwriters, dealers, and agents; or directly to purchasers. The names of any underwriters, dealers, or agents involved in the sale of our securities, their compensation and any over-allotment options held by them will be described in the applicable prospectus supplement. For a more complete description of the plan of distribution of these securities, see the section entitled "Plan of Distribution" beginning on page 33 of this prospectus.

        Our common stock is listed on the Nasdaq Global Market under the symbol "OSTK." The last reported sale price of our common stock on the Nasdaq Global Market on October 8, 2015 was $17.23 per share. We will provide information in any applicable prospectus supplement regarding any listing of securities other than shares of our common stock on any securities exchange.

        INVESTING IN OUR SECURITIES INVOLVES SIGNIFICANT RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE 5 OF THIS PROSPECTUS AND IN THE APPLICABLE PROSPECTUS SUPPLEMENT AND IN THE "RISK FACTORS" SECTION OF OUR FILINGS WITH THE SEC BEFORE INVESTING IN ANY SECURITIES.

        NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is

i

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement on Form S-3 that we filed with the United States Securities and Exchange Commission, or the SEC, using a "shelf" registration process. Under this shelf registration process, we may, from time to time, sell any combination of the securities described in this prospectus in one or more offerings up to a total amount of $500,000,000.

        This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add to, update or change information contained in this prospectus and, accordingly, to the extent inconsistent, information in this prospectus is superseded by the information in the prospectus supplement.

        The prospectus supplement to be attached to the front of this prospectus may describe, as applicable: the terms and form of the securities offered; the initial public offering price; the price paid for the securities; net proceeds; and the other specific terms related to the offering of the securities.

        You should only rely on the information contained or incorporated by reference in this prospectus and any prospectus supplement or issuer free writing prospectus relating to a particular offering. No person has been authorized to give any information or make any representations in connection with this offering other than those contained or incorporated by reference in this prospectus, any accompanying prospectus supplement and any related issuer free writing prospectus in connection with the offering described herein and therein, and, if given or made, such information or representations must not be relied upon as having been authorized by us. Neither this prospectus nor any prospectus supplement nor any related issuer free writing prospectus shall constitute an offer to sell or a solicitation of an offer to buy offered securities in any jurisdiction in which it is unlawful for such person to make such an offering or solicitation. This prospectus does not contain all of the information included in the registration statement. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits.

        You should read the entire prospectus and any prospectus supplement and any related issuer free writing prospectus, as well as the documents incorporated by reference into this prospectus or any prospectus supplement or any related issuer free writing prospectus, before making an investment decision. Neither the delivery of this prospectus or any prospectus supplement or any issuer free writing prospectus nor any sale made hereunder shall under any circumstances imply that the information contained or incorporated by reference herein or in any prospectus supplement or issuer free writing prospectus is correct as of any date subsequent to the date hereof or of such prospectus supplement or issuer free writing prospectus, as applicable. You should assume that the information appearing in this prospectus, any prospectus supplement or any document incorporated by reference is accurate only as of the date of the applicable documents, regardless of the time of delivery of this prospectus or any sale of securities. Our business, financial condition, results of operations and prospects may have changed since that date.

ii

 PROSPECTUS SUMMARY

        This summary description about us and our business highlights selected information contained elsewhere in this prospectus or incorporated in this prospectus by reference. This summary does not contain all of the information you should consider before buying securities in this offering. You should carefully read this entire prospectus and any applicable prospectus supplement, including each of the documents incorporated herein or therein by reference, before making an investment decision. As used in this prospectus, "we," "us," "Overstock," "Overstock.com," "O.co," "our," "our company" and "the Company" refer to Overstock.com, Inc., a Delaware corporation.

 The Company

Overview

        We are an online retailer offering price-competitive brand name, non-brand name and closeout merchandise, including furniture, home decor, bedding and bath, housewares, jewelry and watches, apparel and designer accessories, electronics and computers, and sporting goods, among other products. We also sell hundreds of thousands of best seller and current run books, magazines, CDs, DVDs and video games ("BMMG"). We sell these products through our Internet websites located at www.overstock.com, www.o.co and www.o.biz (referred to collectively as the Website). We deal primarily in price-competitive, replenishable and closeout merchandise and use the Internet to aggregate both supply and demand to create an efficient marketplace for selling these products. We provide manufacturers with a one-stop liquidation channel to sell both large and small quantities of excess, closeout and replenishable inventory without disrupting sales through traditional channels.

        The merchandise offered on our Website is from a variety of sources including well-known, brand-name manufacturers. At June 30, 2015 we had relationships with approximately 3,588 independent fulfillment partners whose products we offer for sale on our Website. Sales through our fulfillment partners accounted for approximately 91% of our net revenues for the three and six months ended June 30, 2015. Our Website Shopping section is organized into a number of main product lines, including: For the Home, Furniture, Bed & Bath, Women, Men, Jewelry, Watches, Health & Beauty, Electronics, Sports & Outdoors, Baby, Clothing & Shoes, Gifts & Flowers, Pet Supplies, Books-Movies-Music-Games, Kids, Luggage & Bags, Crafts & Sewing, Office, Toys & Hobbies, Emergency Preparedness, Business Supplies, Cars and Gifts. Our specialty offerings include our Worldstock, Main Street Revolution, As Seen on TV, Big Brother House and Farmers Market offerings. During 2014 we began to broker insurance products, and to offer (through a third party) a store credit card providing up to 12 months' financing of purchases. We also offer a free pet adoptions service which allows users to search listings of nearby adoptable cats, dogs, and other pets from thousands of animal shelters and rescues nationwide. We modify the organization and content of our shopping site periodically.

        We are committed to providing superior customer service. We staff our customer service department with dedicated in-house and outsourced professionals who respond to phone, instant online chat and e-mail inquiries on products, ordering, shipping status, returns and other areas of customer inquiry.

        We have organized our shopping business (sales of product offered through the Shopping Section of our Website) into two principal segments—a "direct" business and a "partner" business. We also derive revenue from other businesses advertising products or services on our Website. We are focusing on expansion of our international business, which has provided less than 2% of our total net revenues for the years ended December 31, 2014 and 2013. During the six months ended June 30, 2015 and the years ended December 31, 2014 and 2013, no single customer accounted for more than 1% of our total net revenue.

        We have a customer loyalty program called Club O for which we sell annual memberships. The Club O loyalty program allows members to earn reward dollars for qualifying purchases made on our Website.

Recent Developments

        During 2014, we acquired a 24.9% interest in Pro Securities LLC ("Pro Securities"), a registered broker-dealer that operates a registered ATS (the "Pro Securities ATS"), as part of our efforts to develop and license software to trade digital securities. In conjunction with the agreement to purchase this interest in Pro Securities, we formed Medici, Inc., doing business as tØ.com ("tØ.com"), to develop and own the digital securities trading platform technology we refer to as the tØ technology or the tØ software. tØ.com licenses the tØ technology on a non-exclusive basis to Pro Securities for use on the Pro Securities ATS, providing Pro Securities with the operational capability to trade digital securities.

        In June 2015, the Company completed the first placement of corporate bonds in the form of digital securities using the tØ technology. The digital bonds were issued by Overstock in an unregistered private placement pursuant to Rule 506(c) of Regulation D and are restricted securities. The offering of bonds in the form of a digital security was a limited demonstration of the underlying tØ technology, and the digital bonds have characteristics that differ from those of the digital securities offered pursuant to this prospectus. We do not expect significant, if any, secondary market activity to develop with respect to the bonds issued in the form of digital securities.

        In August 2015, Cirrus Services LLC ("Cirrus"), a wholly owned subsidiary of Medici, entered into an Asset Purchase Agreement with Cirrus Technologies LLC ("Seller"). Pursuant to the Asset Purchase Agreement, Cirrus acquired all or substantially all of Seller's assets for a purchase price of approximately $30,300,000, consisting of approximately $11,000,000 in cash and approximately 900,000 shares of Overstock's common stock. In connection with this transaction, Overstock entered into a Registration Rights Agreement with Joseph Cammarata for the benefit of the members of Seller, who will receive shares as a result of the transaction. Mr. Cammarata is the sole or majority owner of Seller and each of the other business entities described in the following paragraph, including Pro Securities. In connection with the transactions, Overstock increased its equity ownership of Medici to 81.0% by acquiring an additional 5.9% of Medici's common stock from an entity of which Mr. Cammarata is a 50% owner.

        In addition, in August 2015 Medici entered into (i) a Membership Purchase Agreement pursuant to which Medici agreed to purchase all of the outstanding membership interests in SpeedRoute LLC ("SpeedRoute"), and (ii) a Membership Purchase Agreement pursuant to which Medici agreed to purchase all of the outstanding membership interests not already owned by Medici in Pro Securities, and (iii) a Stock Purchase Agreement pursuant to which Medici agreed to purchase 80% of the outstanding capital stock of TraderField Securities Inc. ("TraderField"). SpeedRoute, Pro Securities and TraderField are each privately-held registered broker dealers, and these acquisitions are subject to conditions, including satisfaction of all applicable regulatory requirements. The aggregate consideration to be paid for the interests to be acquired in SpeedRoute, Pro Securities and TraderField acquisitions will be shares of Overstock common stock having a market value of approximately $700,000.

Corporate Information

        We were incorporated in Delaware in 2002. Our principal executive offices are located at 6350 South 3000 East, Salt Lake City, Utah 84121, and our telephone number is (801) 947-3100. We maintain a website at www.overstock.com. We make our periodic and current reports that are filed with the SEC available, free of charge, on our website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. Information contained on our website does not constitute part of this prospectus.

        Our common stock trades on the Nasdaq Global Market under the symbol "OSTK."

        O, Overstock.com, O.com, O.co, Club O, Main Street Revolution, Worldstock Fair Trade and Worldstock are registered trademarks of Overstock.com, Inc. O.biz, Club O Dollars, OGlobal and OVillage are trademarks of Overstock.com, Inc. The Overstock.com, Club O, and Worldstock Fair Trade logos are also registered trademarks of Overstock.com, Inc. Other service marks, trademarks and trade names referred to in this prospectus are the property of their respective owners. This prospectus contains references to our trademarks as well as third-party trademarks. Solely for convenience, trademarks and trade names referred to in this prospectus, including logos, artwork and other visual displays, may appear without the ® or TM symbols, but such references are not intended to indicate in any way that we will not assert, to the fullest extent under applicable law, our rights to these trademarks and trade names. We do not intend our use of third-party trade names or trademarks to imply a relationship with, or endorsement or sponsorship of us by, any other entity.

The Securities We May Offer

        We may offer up to $500,000,000 of common stock, preferred stock, depositary shares, warrants, debt securities and/or units in one or more offerings and in any combination. This prospectus provides you with a general description of the securities we may offer. A prospectus supplement, which we will provide each time we offer securities, will describe the specific amounts, prices, terms and form of the securities we determine to offer.

  Common Stock

        We may offer shares of our common stock, par value $0.0001 per share, either alone or underlying other registered securities convertible into or exercisable for our common stock. Each holder of our common stock is entitled to one vote for each share on all matters to be voted upon by the stockholders. There are no cumulative voting rights. Holders of our common stock are entitled to receive ratably the dividends, if any, as may be declared from time to time by our board of directors out of funds legally available therefor. If there is a liquidation, dissolution or winding up of our company, holders of our common stock would be entitled to share in our assets remaining after the payment of liabilities and any preferential rights of any outstanding preferred stock. The holders of common stock have no preemptive rights. We have never paid a dividend and do not anticipate paying cash dividends in the foreseeable future.

  Preferred Stock and Depositary Shares

        Under the terms of our amended and restated certificate of incorporation, our board of directors is authorized to issue shares of preferred stock in one or more series without stockholder approval. Our board of directors has the discretion to determine the rights, preferences, privileges and restrictions, including voting rights, dividend rights, exchange and/or conversion rights, redemption privileges and liquidation preferences, of each series of preferred stock.

        We may also issue fractional shares of preferred stock that will be represented by depositary shares and depositary receipts.

        Each series of preferred stock, depositary shares or depositary receipts, if issued, will be more fully described in the particular prospectus supplement that will accompany this prospectus, including redemption provisions, rights in the event of our liquidation, dissolution or winding up, voting rights and rights to convert into common stock. We do not have any shares of preferred stock, depositary shares or depositary receipts outstanding.

  Warrants

        We may issue warrants for the purchase of common stock, preferred stock, debt securities, depositary shares or any combination thereof. We may issue warrants independently or together with other securities.

  Debt Securities

        We may offer secured or unsecured obligations in the form of one or more series of senior or subordinated debt. The senior debt securities and the subordinated debt securities are together referred to in this prospectus as the "debt securities." The subordinated debt securities generally will be entitled to payment only after payment of our senior debt. Senior debt generally includes all debt for money we borrow, except debt that is stated in the instrument governing the terms of that debt to be not senior to, or to have the same rank in right of payment as, or to be expressly junior to, the subordinated debt securities. We may issue debt securities that are exchangeable and/or convertible into other securities.

        The senior and subordinated debt securities will be issued under separate indentures between us and a trustee. We have summarized the general features of the debt securities to be governed by the indentures. These indentures have been filed as exhibits to the registration statement of which this prospectus forms a part. We encourage you to read these indentures. Instructions on how you can get copies of these documents are provided under the heading "Where You Can Find More Information."

  Units

        We may issue units consisting of one or more of the other classes of securities issued by us as described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit.

  Digital Securities

        We may issue any of the securities described in this prospectus as digital securities, meaning the securities will be uncertificated, registered securities, the ownership and transfer of which are recorded on a proprietary ledger that will be publicly distributed. The validity of publicly available copies of the proprietary ledger can be mathematically proven utilizing cryptographically-secured distributed ledger network technology. See "About Digital Securities."

        Our digital securities will not be fungible with our traditional securities that may be outstanding from time to time, and we will not issue digital securities with respect to any class of securities that are already listed for trading on an NMS trading platform. For example, if we were to issue our common stock as digital securities in a registered public offering, we would first reclassify our common stock into Class A and Class B common stock and only issue as digital securities the class that is not then trading on any national market system trading platform. Our digital securities may only be traded on the Pro Securities ATS (or any other closed-system trading platforms that we may make arrangements with in the future) by customers of the sole broker-dealer that will be licensed to provide access to the Pro Securities ATS digital securities trading platform with respect to Overstock digital securities, which will initially be DriveWealth.

RISK FACTORS

        An investment in our securities involves a high degree of risk. The prospectus supplement applicable to each offering of our securities will contain a discussion of the risks applicable to an investment in our securities offered thereby. Prior to making a decision about investing in our securities, in addition to the specific risks set forth below, you should carefully consider the specific factors discussed under the heading "Risk Factors" in the applicable prospectus supplement, together with all of the other information contained or incorporated by reference in the prospectus supplement or appearing or incorporated by reference in this prospectus. You should also consider the risks, uncertainties and assumptions discussed under Item 1A, "Risk Factors," in Part II of our Quarterly Report on Form 10-Q for the period ended June 30, 2015 and any updates contained in our subsequent quarterly reports on Form 10-Q, annual reports on Form 10-K and other filings we make with the SEC after the date of this prospectus, all of which are incorporated herein by reference, and may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future and any prospectus supplement related to a particular offering. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations.

Risks Applicable to Digital Securities Offerings

        We may decide to offer securities as digital securities, which may pose unique risks to investors in such securities.

Our digital securities will be traded exclusively on a closed trading system with limited volume and liquidity.

        Because digital securities settle differently from traditional securities, such as shares of our common stock traded on the Nasdaq Global Market, our digital securities will not be listed for trading on any stock exchange or through any other national market system, or NMS, trading platform. Our digital securities will be issued, available for purchase and traded exclusively on a specific trading system that is registered with the SEC as an alternative trading system, or ATS—namely, the Pro Securities ATS. Moreover, only customers of the sole broker-dealer that will be licensed to provide access to the Pro Securities ATS digital securities trading platform with respect to Overstock digital securities, which will initially be DriveWealth, will be able to buy and sell our digital securities on the Pro Securities ATS. Such sole broker-dealer will provide sponsored access for its customers to the Pro Securities ATS for purposes of trading our digital securities. Any disruption to the operations of the Pro Securities ATS or such broker-dealer's customer interface with the Pro Securities ATS would materially disrupt trading in, or potentially result in a complete halt in the trading of, our digital securities.

        Because our digital securities will be traded exclusively on a closed trading system, it is likely that there will be a limited number of holders of digital securities. In addition, because each series of securities offered as digital securities will be their own separate class of securities, distinct from any other securities trading on the NMS, the Pro Securities ATS is likely to experience limited trading volume with a relatively small number of digital securities trading on the Pro Securities ATS platform as compared to our securities trading on NMS trading platforms. As a result, this novel trading system may have limited liquidity, resulting in a lower or higher price or greater volatility than would be the case with greater liquidity. You may not be able to resell your digital securities on a timely basis or at all.

The use of tØ technology and distributed ledger technology by the Pro Securities ATS is novel and untested with respect to digital securities.

        Our digital securities will be traded on a novel, untested system developed by the Pro Securities ATS specifically for trading digital securities. This novel trading system is subject to all the usual risks associated with the fact it is new and untested, including:

  •
  a rapidly-evolving regulatory landscape, which might include security, privacy or other regulatory concerns that could require the Pro Securities ATS to implement changes to its digital securities trading system that could disrupt trading in our digital securities;

  •
  the possibility of undiscovered technical flaws in the tØ technology, including in the process by which transactions are recorded by the Pro Securities ATS to the proprietary ledger or by which the validity of a copy of the proprietary ledger can be mathematically proven utilizing cryptographically-secured distributed ledger network technology;

  •
  the possibility that cryptographic security measures that authenticate transactions and the blockchain for the applicable distributed ledger could be compromised, which could allow an attacker to alter the distributed ledger and thereby disrupt the ability to corroborate definitive transactions recorded on the proprietary ledger; and

  •
  the possibility of breakdowns and trading halts as a result of undiscovered flaws in the Pro Securities ATS that could prevent trades for a period of time.

The digital securities proprietary and distributed ledgers will be publicly available, which may give rise to privacy concerns.

        Copies of the proprietary ledger and the distributed ledger, which can be used to prove the validity of such copies of the proprietary ledger, will be available to the public and will store the complete trading history from inception of the issuance of each series of the digital securities. As a result, robust and transparent trading data, other than holder identity, with respect to our digital securities will be publicly available via the published proprietary and distributed ledgers. The digital securities trading data will be secured by cryptographic key pairs and only the public-key-derived wallet address will be exposed to the public on the distributed ledger. The personal identity information necessary to associate a public key representing a given block of digital securities with the owner of those digital securities will be maintained in a separate database that is not exposed to the public. If there are security breaches with respect to the holders' personal identity information database resulting in theft of the information necessary to link personal identity with public keys, the stolen information could be used to determine the affected holder's complete trading history in our digital securities. Moreover, concerns over these privacy issues may limit adoption of this novel trading system by a range of potential investors, reducing liquidity of our digital securities.

The private cryptographic keys associated with digital securities could be stolen.

        Our digital securities are represented by balances written on our proprietary ledger by the Pro Securities ATS and secured by cryptographic associated key pairs. The associated private key is necessary to effect the sale of a given block of our digital securities and, as such, is meant to be kept private. The general public, however, is not yet accustomed to using secure cryptographic methods and managing private keys. To make the system more user-friendly, the Pro Securities ATS and DriveWealth are each expected to hold the private keys of digital securities holders. Among other things, this will enable digital securities holders to manage their digital securities account with a simple login and password, similar to traditional online brokerage accounts. As such, initially, our digital securities may be as vulnerable to cyber theft as a traditional online brokerage account would be. If the repository is hacked and private keys are stolen, the thief could transfer affected digital securities to itself and sell the digital securities. The sole broker-dealer licensed to provide access to the Pro Securities ATS digital securities trading platform with respect to Overstock digital securities, which will initially be DriveWealth, will know the identity of its customers that have access to trading in our digital securities, but there can be no assurance that such theft would be detected in time to hold the culprit accountable. The risk of theft of private keys is heightened so long as a centralized repository holds the private keys on behalf of digital security holders, as the thief is able to target a single security system for breach of multiple accounts.

The number of digital securities traded on the Pro Securities ATS may be very small, making the market price more easily manipulated.

        While we understand that the Pro Securities ATS has adopted policies and procedures such that digital security holders are not free to manipulate the trading price of digital securities contrary to applicable law, and while the risk of market manipulation exists in connection with the trading of any securities, the risk may be greater for our digital securities because the Pro Securities ATS is a closed system that does not have the same breadth of market and liquidity as the national market system. There can be no assurance that the efforts of the Pro Securities ATS (or the sole broker-dealer that will be licensed to provide access to the Pro Securities ATS digital securities trading platform with respect to Overstock digital securities) will be sufficient to prevent such market manipulation. For example, there can be no assurance that a security holder will not be able to manipulate the stock price by opening multiple accounts and trading among those accounts.

Should distributed ledger technology cease to be available, investors may not be willing to transact in digital securities.

        Transactions in our digital securities will be recorded by the Pro Securities ATS on the applicable proprietary ledger for such digital securities, which will be electronically published on a real time basis. The validity of publicly available copies of the proprietary ledger can be mathematically proven utilizing cryptographically-secured distributed ledger network technology. If, for any reason, the distributed ledger technology utilized with respect to a series of our digital securities were to become unavailable and suitable alternative technology were not available to be implemented, investors in such digital securities would not have a means of proving the validity of publicly-available copies of the proprietary ledger. As a result, the accuracy of publicly-available trading information could be called into question and investors may elect to no longer transact in digital securities.

The Pro Securities ATS is not a stock exchange and has no listing requirements for issuers or for the securities traded.

        Unlike the Nasdaq Global Market and other NMS trading platforms, there are no minimum price or other listing requirements for digital securities to be traded on the Pro Securities ATS. As a result, trades of our digital securities on the Pro Securities ATS may not be at prices that represent the national best bid or offer prices of securities that could be considered similar securities.

The price of our digital securities, even when we issue digital equity securities that rank on a parity with our common stock, is not pegged to the value of our common stock.

        We will not issue digital securities that can be converted or exchanged for traditional securities of the same class as any securities trading on an NMS trading platform. As such, the price of our digital securities will not be directly tied to the price of any of our securities trading on an NMS trading platform. Even if we issue digital securities that rank on a parity with our common stock that is traded on the Nasdaq Global Market, such digital securities are likely to have significantly different pricing associated with the different trading environment for the digital securities as compared to our common stock trading on the Nasdaq Global Market. The following factors may drive such a pricing differential between our digital securities that rank on parity with our common stock trading on the Nasdaq Global Market:

  •
  lower volume and liquidity of the digital securities on a closed trading system;

  •
  immediate settlement of the digital securities compared to traditional T+3 settlement; and

  •
  novelty of the digital securities trading platform.

 FORWARD-LOOKING STATEMENTS

        This prospectus, each prospectus supplement and the information incorporated by reference in this prospectus and each prospectus supplement contain certain statements that constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act") and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The words "anticipate," "expect," "believe," "goal," "plan," "intend," "estimate," "may," "will," and similar expressions and variations thereof are intended to identify forward-looking statements, but are not the exclusive means of identifying such statements. Those statements appear in this prospectus, any accompanying prospectus supplement and the documents incorporated herein and therein by reference, particularly in the sections entitled "Prospectus Summary," "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business," and include statements regarding the intent, belief or current expectations of the company and management that are subject to known and unknown risks, uncertainties and assumptions and other factors that could cause actual results and the timing of certain events to differ materially from future results expressed in or implied by such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in the section titled "Risk Factors" set forth above.

        This prospectus, any prospectus supplement and the information incorporated by reference in this prospectus and any prospectus supplement also contain statements that are based on management's current expectations and beliefs, including estimates and projections about our company, industry, financial condition, results of operations and other matters. These statements are not guarantees of future performance and are subject to numerous risks, uncertainties, and assumptions that may cause actual results to vary materially from those projected in the forward-looking statements.

        Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the SEC, we do not plan to publicly update or revise any forward-looking statements contained herein after we distribute this prospectus, whether as a result of any new information, future events or otherwise.

 RATIO OF EARNINGS TO FIXED CHARGES

        The following table sets forth our ratio of earnings to fixed charges for each of the periods indicated. You should read these ratios in connection with our consolidated financial statements, including the notes to those statements, and the other financial information included or incorporated by reference herein. See Exhibit 12.1 hereto for additional detail regarding the computation of the ratio of earnings to fixed charges.

	(Unaudited) Fiscal Year Ended December 31,
	2010	2011	2012	2013	2014
Ratio of earnings to fixed charges	3.5x	N/A	5.2x	5.7x	4.3x
Deficiency of earnings to fixed charges (in thousands)	N/A	$(19,580)	N/A	N/A	N/A

        For 2011, earnings were insufficient to cover fixed charges, and the dollar amount of the deficiency is shown.

        As of the date of this prospectus, and during all of the periods shown above, we had no preferred stock outstanding. Consequently, our ratio of earnings to combined fixed charges and preferred stock dividends would be identical.

        For the purpose of this computation, the term "fixed charges" means the sum of the following: (a) interest expensed and capitalized, (b) amortized premiums, discounts and capitalized expenses related to indebtedness, (c) an estimate of the interest within rental expense, and (d) preference security dividend requirements of consolidated subsidiaries. The term "earnings" is the amount resulting from adding and subtracting the following items: (a) pre-tax income from continuing operations before adjustment for income or loss from equity investees, plus (b) fixed charges, plus (c) amortization of capitalized interest, plus (d) distributed income of equity investees, plus (e) our share of pre-tax losses of equity investees for which charges arising from guarantees are included in fixed charges, less the following: (a) interest capitalized, (b) preference security dividend requirements of consolidated subsidiaries, and (c) the noncontrolling interest in pre-tax income of subsidiaries that have not incurred fixed charges.

USE OF PROCEEDS

        Unless otherwise indicated in any prospectus supplement, we will use the net proceeds from the sale of securities offered by this prospectus for general corporate purposes, which may include working capital, capital expenditures, other corporate expenses and acquisitions of complementary products, technologies or businesses. The prospectus supplement with respect to an offering of offered securities may identify different or additional uses of proceeds for that offering. The timing and amount of our actual expenditures will be based on many factors, including cash flows from operations and the anticipated needs of our business. As a result, unless otherwise indicated in any prospectus supplement, our management will have broad discretion to allocate the net proceeds of the offering. Except as otherwise stated in any prospectus supplement, pending their ultimate use, we intend to invest the net proceeds in short-term, investment-grade, interest-bearing instruments.

 DESCRIPTION OF CAPITAL STOCK

        The following information describes our common stock and preferred stock, as well as certain provisions of our amended and restated certificate of incorporation and bylaws. This description is only a summary. You should also refer to our amended and restated certificate of incorporation and bylaws, which have been filed with the SEC as exhibits to our registration statement, of which this prospectus forms a part.

General

        Our authorized capital stock consists of 100,000,000 shares of common stock, par value $0.0001 per share, and 5,000,000 shares of undesignated preferred stock, par value $0.0001 per share. Our board of directors may establish the rights and preferences of the preferred stock from time to time. As of August 31, 2015, there were 25,234,316 shares of common stock issued and outstanding and no shares of preferred stock outstanding. Our board of directors is authorized, without stockholder approval except as required by the listing standards of the Nasdaq Global Market, to issue additional shares of our capital stock.

        The following is a summary of the material provisions of the common stock and preferred stock provided for in our amended and restated certificate of incorporation and bylaws, each as amended to date. For additional detail about our capital stock, please refer to our amended and restated certificate of incorporation and bylaws.

        To the extent we issue shares of our capital stock with voting rights as digital securities, the direct owner of these shares will be the record holder and may vote these digital securities directly in the same manner as other record holders of our securities. Traditional securities are typically held in "street name" by a broker-dealer that is a participant of DTC which is the record holder through its nominee Cede & Co. Holders of traditional securities may not show up to a stockholder meeting and vote their shares without first making special arrangements with the broker-dealer that owns the shares of record and holds the voting power associated with the shares.

        Other than the differences in voting procedures described above, the rights of digital securities are expected to be identical to the rights of traditional securities.

Common Stock

        The holders of our common stock are entitled to one vote per share on all matters to be voted upon by the stockholders. Our amended and restated certificate of incorporation prohibits cumulative voting. Because of this, the holders of a plurality of the shares of common stock entitled to vote in any election of directors can elect all of the directors standing for election. With respect to matters other than the election of directors, at any meeting of the stockholders at which a quorum is present or represented, the affirmative vote of a majority of the voting power of the shares present in person or represented by proxy at such meeting and entitled to vote on the subject matter (which shares voting affirmatively also constitute at least a majority of the required quorum) shall be the act of the stockholders, except as otherwise required by law, by our certificate of incorporation or by our bylaws. The holders of a majority of the stock issued and outstanding and entitled to vote, present in person or represented by proxy, shall constitute a quorum for the transaction of business at all meetings of the stockholders. Our amended and restated certificate of incorporation prohibits stockholders from taking action by written consent in lieu of a meeting.

        Subject to any preferential rights of any outstanding preferred stock, holders of our common stock are entitled to receive ratably any dividends or other distributions that may be declared from time to time by the board of directors out of funds legally available therefor. We have never declared or paid any cash dividends on our common stock. We currently intend to retain any earnings for future growth and do not anticipate paying any cash dividends in the foreseeable future. Any future determination to pay dividends will be at the discretion of our board of directors and will depend on our results of operations, financial conditions, contractual and legal restrictions and other factors the board deems relevant. In the event of our liquidation, dissolution or winding up, holders of our common stock would be entitled to share ratably in our assets remaining after the payment of liabilities, subject to prior distribution rights of any preferred stock then outstanding.

        Holders of our common stock have no preemptive or conversion rights or other subscription rights, and there are no redemption provisions applicable to the common stock. The outstanding shares of common stock are fully paid and non-assessable. The rights, preferences and privileges of the holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.

Other Obligations to Issue Capital Stock

        We have equity incentive plans that provide for the grant of stock-based awards, including stock options and restricted stock units, to employees, directors and consultants.

Stock Options and Restricted Stock Units

        As of August 31, 2015, we had outstanding options to acquire 205,200 shares of common stock and outstanding restricted stock unit awards covering 376,050 shares of common stock under our 2005 Equity Incentive Plan, and had reserved an additional 2,479,432 shares of common stock for future option and restricted stock unit grants. The restricted stock units vest over three-year periods at varying rates and are subject to the holder's continuing service.

Preferred Stock

        Our amended and restated certificate of incorporation provides that we may issue up to 5,000,000 shares of preferred stock, $0.0001 par value per share, or preferred stock. As of the date of this prospectus no shares of our preferred stock are issued and outstanding.

        The following description of preferred stock and the description of the terms of any particular series of preferred stock that we choose to issue hereunder and that will be set forth in the related prospectus supplement are not complete. These descriptions are qualified in their entirety by reference to our amended and restated certificate of incorporation and the certificate of designations relating to any series of preferred stock. The rights, preferences, privileges and restrictions of the preferred stock of each series will be fixed by the certificate of designations relating to that series. The prospectus supplement also will contain a description of any material United States federal income tax consequences relating to the purchase and ownership of the series of preferred stock that is described in the prospectus supplement.

        Under the terms of our amended and restated certificate of incorporation, our board of directors is authorized to issue shares of preferred stock in one or more series without stockholder approval. Our board of directors has the discretion to determine the rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, of each series of preferred stock.

        The prospectus supplement for a series of preferred stock will specify:

  •
  the maximum number of shares;

  •
  the designation of the shares;

  •
  the annual dividend rate, if any, whether the dividend rate is fixed or variable, the date or dates on which dividends will accrue, the dividend payment dates, and whether dividends will be cumulative;

  •
  the price and the terms and conditions for redemption, if any, including redemption at our option or at the option of the holders, including the time period for redemption, and any accumulated dividends or premiums; the liquidation preference, if any, and any accumulated dividends upon the liquidation, dissolution or winding up of our affairs;

  •
  any sinking fund or similar provision, and, if so, the terms and provisions relating to the purpose and operation of the fund;

  •
  the terms and conditions, if any, for conversion or exchange of shares of any other class or classes of our capital stock or any series of any other class or classes, or of any other series of the same class, or any other securities or assets, including the price or the rate of conversion or exchange and the method, if any, of adjustment;

  •
  the voting rights; and

  •
  any or all other preferences and relative, participating, optional or other special rights, privileges or qualifications, limitations or restrictions.

        The issuance of shares of preferred stock would affect, and could adversely affect, the rights of holders of common stock. It is not possible to state the actual effect of the issuance of any shares of preferred stock on the rights of holders of common stock until our board of directors determines the specific rights attached to that preferred stock. However, the effects of issuing preferred stock could include one or more of the following:

  •
  restricting dividends on the common stock;

  •
  diluting the voting power of the common stock;

  •
  impairing the liquidation rights of the common stock; or

  •
  delaying or preventing changes in control or management of our company.

Anti-Takeover Effects of Certain Provisions of Delaware Law

        Provisions of Delaware law and of our amended and restated certificate of incorporation and bylaws could make the acquisition of our company through a tender offer, a proxy contest or other means more difficult and could make the removal of incumbent officers and directors more difficult. We expect these provisions to discourage coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of our company to first negotiate with our board of directors. We believe that the benefits provided by our ability to negotiate with the proponent of an unsolicited proposal outweigh the disadvantages of discouraging these proposals. We believe the negotiation of an unsolicited proposal could result in an improvement of its terms.

        We are subject to Section 203 of the Delaware General Corporation Law (the "DGCL"), an anti-takeover law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years following the date the person became an interested stockholder, unless:

  •
  prior to the date of the transaction, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

  •
  the stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding (a) shares owned by persons who are directors and also officers, and (b) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

  •
  on or subsequent to the date of the transaction, the business combination is approved by the board and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

        In general, Section 203 defines a business combination to include:

  •
  any merger or consolidation involving the corporation and the interested stockholder;

  •
  any sale, transfer, pledge or other disposition involving the interested stockholder of 10% or more of the assets of the corporation;

  •
  subject to exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

  •
  any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; and

  •
  the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

        In general, an "interested stockholder" is a person who owns or, in certain circumstances, within three years prior to the determination of interested stockholder status, did own 15% or more of a corporation's outstanding voting securities. We expect the existence of this provision to have an anti-takeover effect with respect to transactions our board of directors does not approve in advance.

Anti-Takeover Effects of Certain Provisions of Our Charter Documents

        Our amended and restated certificate of incorporation and bylaws contain provisions that could discourage, delay or prevent a change in control of our company or changes in our management that the stockholders of our company may deem advantageous. These provisions among other things:

  •
  permit the board of directors to establish the number of directors;

  •
  provide that only one-third of our board of directors is elected at each of our annual meetings of stockholders (and our amended and restated certificate of incorporation prohibits cumulative voting in the election of directors);

  •
  provide that directors may be removed by the affirmative vote of the holders of the outstanding shares of common stock only for cause;

  •
  authorize the issuance of "blank check" preferred stock that our board could use to implement a stockholder rights plan (also known as a "poison pill");

  •
  eliminate the ability of our stockholders to call special meetings of stockholders;

  •
  prohibit stockholder action by written consent, which requires all stockholder actions to be taken at a meeting of our stockholders;

  •
  provide that the board of directors is expressly authorized to make, alter or repeal our bylaws;

  •
  establish advance notice requirements, including specific requirements as to the timing, form and content of a stockholder's notice, for nominations for election to our board or for proposing matters that can be acted upon by stockholders at annual stockholder meetings;

  •
  provide that special meetings of our stockholders may be called only by the board of directors, the chairman of the board, the chief executive officer or the president; and

  •
  provide that stockholders are permitted to amend the bylaws only with the approval of the holders of sixty-six and two-thirds percent (66-2/3%) of the voting power of outstanding capital stock entitled to vote at an election of directors.

Transfer Agent and Registrar

        Our transfer agent and registrar for our common stock traded on the Nasdaq Global Market is Computershare Trust Company, N.A. Its address is 250 Royall Street, Canton, MA 02021.

Listing

        Our common stock is listed on the Nasdaq Global Market under the trading symbol "OSTK."

DESCRIPTION OF THE DEPOSITARY SHARES

General

        At our option, we may elect to offer fractional shares of preferred stock, rather than full shares of preferred stock. If we do elect to offer fractional shares of preferred stock, we will issue receipts for depositary shares and each of these depositary shares will represent a fraction of a share of a particular series of preferred stock, as specified in the applicable prospectus supplement. Each owner of a depositary share will be entitled, in proportion to the applicable fractional interest in shares of preferred stock underlying that depositary share, to all rights and preferences of the preferred stock underlying that depositary share. These rights may include dividend, voting, redemption and liquidation rights.

        The shares of preferred stock underlying the depositary shares will be deposited with a bank or trust company selected by us to act as depositary, under a deposit agreement by and among us, the depositary and the holders of the depositary receipts. The depositary will be the transfer agent, registrar and dividend disbursing agent for the depositary shares.

        The depositary shares will be evidenced by depositary receipts issued pursuant to the depositary agreement. Holders of depositary receipts agree to be bound by the deposit agreement, which requires holders to take certain actions such as filing proof of residence and paying certain charges.

        The summary of terms of the depositary shares contained in this prospectus is not complete, and is subject to modification in any prospectus supplement for any issuance of depositary shares. You should refer to the forms of the deposit agreement, our amended and restated certificate of incorporation and the certificate of designations that are, or will be, filed with the SEC for the applicable series of preferred stock.

Dividends

        The depositary will distribute cash dividends or other cash distributions, if any, received in respect of the series of preferred stock underlying the depositary shares to the record holders of depositary receipts in proportion to the number of depositary shares owned by those holders on the relevant record date. The relevant record date for depositary shares will be the same date as the record date for the preferred stock.

        In the event of a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary receipts that are entitled to receive the distribution, unless the depositary determines that it is not feasible to make the distribution. If this occurs, the depositary, with our approval, may adopt another method for the distribution, including selling the property and distributing the net proceeds to the holders.

Liquidation Preference

        If a series of preferred stock underlying the depositary shares has a liquidation preference, in the event of our voluntary or involuntary liquidation, dissolution or winding up, holders of depositary shares will be entitled to receive the fraction of the liquidation preference accorded each share of the applicable series of preferred stock, as set forth in the applicable prospectus supplement.

Redemption

        If a series of preferred stock underlying the depositary shares is subject to redemption, the depositary shares will be redeemed from the proceeds received by the depositary resulting from the redemption, in whole or in part, of the preferred stock held by the depositary. Whenever we redeem any preferred stock held by the depositary, the depositary will redeem, as of the same redemption date, the number of depositary shares representing the preferred stock so redeemed. The depositary will mail the notice of redemption to the record holders of the depositary receipts promptly upon receiving the notice from us and not fewer than 20 or more than 60 days, unless otherwise provided in the applicable prospectus supplement, prior to the date fixed for redemption of the preferred stock.

Voting

        Upon receipt of notice of any meeting at which the holders of preferred stock are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the depositary receipts underlying the preferred stock. Each record holder of those depositary receipts on the record date will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the amount of preferred stock underlying that holder's depositary shares. The record date for the depositary will be the same date as the record date for the preferred stock. The depositary will, to the extent practicable, vote the preferred stock underlying the depositary shares in accordance with these instructions. We will agree to take all action that may be deemed necessary by the depositary in order to enable the depositary to vote the preferred stock in accordance with these instructions. The depositary will not vote the preferred stock to the extent that it does not receive specific instructions from the holders of depositary receipts.

Withdrawal of Preferred Stock

        Owners of depositary shares will be entitled to receive upon surrender of depositary receipts at the principal office of the depositary and payment of any unpaid amount due to the depositary, the number of whole shares of preferred stock underlying their depositary shares.

        Partial shares of preferred stock will not be issued. Holders of preferred stock will not be entitled to deposit the shares under the deposit agreement or to receive depositary receipts evidencing depositary shares for the preferred stock.

Amendment and Termination of the Deposit Agreement

        The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may be amended by agreement between the depositary and us. However, any amendment which materially and adversely alters the rights of the holders of depositary shares, other than fee changes, will not be effective unless the amendment has been approved by at least a majority of the outstanding depositary shares. The deposit agreement may be terminated by the depositary or us only if:

  •
  all outstanding depositary shares have been redeemed; or

  •
  there has been a final distribution of the preferred stock in connection with our dissolution and such distribution has been made to all the holders of depositary shares.

Charges of Depositary

        We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangement. We will also pay charges of the depositary in connection with:

  •
  the initial deposit of the preferred stock;

  •
  the initial issuance of the depositary shares;

  •
  any redemption of the preferred stock; and

  •
  all withdrawals of preferred stock by owners of depositary shares.

        Holders of depositary receipts will pay transfer, income and other taxes and governmental charges and other specified charges as provided in the deposit agreement for their accounts. If these charges have not been paid, the depositary may:

  •
  refuse to transfer depositary shares;

  •
  withhold dividends and distributions; and

  •
  sell the depositary shares evidenced by the depositary receipt.

Miscellaneous

        The depositary will forward to the holders of depositary receipts all reports and communications we deliver to the depositary that we are required to furnish to the holders of the preferred stock. In addition, the depositary will make available for inspection by holders of depositary receipts at the principal office of the depositary, and at such other places as it may from time to time deem advisable, any reports and communications we deliver to the depositary as the holder of preferred stock.

        Neither the depositary nor we will be liable if either the depositary or we are prevented or delayed by law or any circumstance beyond the control of either the depositary or us in performing our respective obligations under the deposit agreement. Our obligations and the depositary's obligations will be limited to the performance in good faith of our or the depositary's respective duties under the deposit agreement. Neither the depositary nor we will be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. The depositary and we may rely on:

  •
  written advice of counsel or accountants;

  •
  information provided by holders of depositary receipts or other persons believed in good faith to be competent to give such information; and

  •
  documents believed to be genuine and to have been signed or presented by the proper party or parties.

Resignation and Removal of Depositary

        The depositary may resign at any time by delivering a notice to us. We may remove the depositary at any time. Any such resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of such appointment. The successor depositary must be appointed within 60 days after delivery of the notice for resignation or removal. The successor depositary must be a bank and trust company having its principal office in the United States of America and having a combined capital and surplus of at least $100,000,000.

Federal Income Tax Consequences

        Owners of the depositary shares will be treated for U.S. federal income tax purposes as if they were owners of the preferred stock underlying the depositary shares. As a result, owners will be treated as receiving a proportionate share of all cash or other property received by the depositary in respect of such preferred stock. No gain or loss will be recognized for U.S. federal income tax purposes upon the withdrawal of preferred stock in exchange for depositary shares. The tax basis of each share of preferred stock to an exchanging owner of depositary shares will, upon such exchange, be the same as the aggregate tax basis of the depositary shares exchanged. The holding period for preferred stock in the hands of an exchanging owner of depositary shares will include the period during which such person owned such depositary shares.

 DESCRIPTION OF THE WARRANTS

General

        We may issue warrants for the purchase of our debt securities, preferred stock, common stock, depositary shares, or any combination thereof. Warrants may be issued independently or together with our debt securities, preferred stock or common stock and may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants. The warrant agent will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. This summary of certain provisions of the warrants is not complete. For the terms of a particular series of warrants, you should refer to the prospectus supplement for that series of warrants and the warrant agreement for that particular series.

Debt Warrants

        The prospectus supplement relating to a particular issue of warrants to purchase debt securities will describe the terms of the debt warrants, including the following:

  •
  the title of the debt warrants;

  •
  the offering price for the debt warrants, if any;

  •
  the aggregate number of the debt warrants;

  •
  the designation and terms of the debt securities, including any conversion rights, purchasable upon exercise of the debt warrants;

  •
  if applicable, the date from and after which the debt warrants and any debt securities issued with them will be separately transferable;

  •
  the principal amount of debt securities that may be purchased upon exercise of a debt warrant and the exercise price for the warrants, which may be payable in cash, securities or other property;

  •
  the dates on which the right to exercise the debt warrants will commence and expire;

  •
  if applicable, the minimum or maximum amount of the debt warrants that may be exercised at any one time;

  •
  whether the debt warrants represented by the debt warrant certificates or debt securities that may be issued upon exercise of the debt warrants will be issued in registered or bearer form;

  •
  information with respect to book-entry procedures, if any; the currency or currency units in which the offering price, if any, and the exercise price are payable;

  •
  if applicable, a discussion of material U.S. federal income tax considerations;

  •
  the antidilution provisions of the debt warrants, if any;

  •
  the redemption or call provisions, if any, applicable to the debt warrants;

  •
  any provisions with respect to the holder's right to require us to repurchase the debt warrants upon a change in control or similar event; and

  •
  any additional terms of the debt warrants, including procedures, and limitations relating to the exchange, exercise and settlement of the debt warrants.

        Debt warrant certificates will be exchangeable for new debt warrant certificates of different denominations. Debt warrants may be exercised at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement. Prior to the exercise of their debt warrants, holders of debt warrants will not have any of the rights of holders of the debt securities purchasable upon exercise and will not be entitled to payment of principal or any premium, if any, or interest on the debt securities purchasable upon exercise.

Equity Warrants

        The prospectus supplement relating to a particular series of warrants to purchase our common stock, preferred stock or depositary shares will describe the terms of the warrants, including the following:

  •
  the title of the warrants;

  •
  the offering price for the warrants, if any;

  •
  the aggregate number of warrants;

  •
  the designation and terms of the common stock or preferred stock that may be purchased upon exercise of the warrants;

  •
  if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each security;

  •
  if applicable, the date from and after which the warrants and any securities issued with the warrants will be separately transferable;

  •
  the number of shares of common stock or preferred stock that may be purchased upon exercise of a warrant and the exercise price for the warrants

  •
  the dates on which the right to exercise the warrants shall commence and expire;

  •
  if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

  •
  the currency or currency units in which the offering price, if any, and the exercise price are payable;

  •
  if applicable, a discussion of material U.S. federal income tax considerations;

  •
  the antidilution provisions of the warrants, if any;

  •
  the redemption or call provisions, if any, applicable to the warrants;

  •
  any provisions with respect to the holder's right to require us to repurchase the warrants upon a change in control or similar event; and

  •
  any additional terms of the warrants, including procedures, and limitations relating to the exchange, exercise and settlement of the warrants.

        Holders of equity warrants, as such, will not be entitled:

  •
  to vote, consent or receive dividends;

  •
  receive notice as stockholders with respect to any meeting of stockholders for the election of our directors or any other matter; or

  •
  exercise any rights as stockholders.

DESCRIPTION OF THE DEBT SECURITIES

        The debt securities may be either secured or unsecured and will either be our senior debt securities or our subordinated debt securities. The debt securities will be issued under one or more separate indentures between us and a trustee to be specified in an accompanying prospectus supplement. Senior debt securities will be issued under a senior indenture and subordinated debt securities will be issued under a subordinated indenture. Together, the senior indenture and the subordinated indenture are called indentures in this description. This prospectus, together with the applicable prospectus supplement, will describe the terms of a particular series of debt securities.

        The following is a summary of selected provisions and definitions of the indentures and debt securities to which any prospectus supplement may relate. The summary of selected provisions of the indentures and the debt securities appearing below is not complete and is subject to, and qualified entirely by reference to, all of the provisions of the applicable indenture and certificates evidencing the applicable debt securities. For additional information, you should look at the applicable indenture and the certificate evidencing the applicable debt security that is filed as an exhibit to the registration statement that includes this prospectus. In this description of the debt securities, the words "we," "us," or "our" refer only to Overstock.com, Inc. and not to any of our subsidiaries, unless we expressly state otherwise or the context otherwise requires.

        The following description sets forth selected general terms and provisions of the applicable indenture and debt securities to which any prospectus supplement may relate. Other specific terms of the applicable indenture and debt securities will be described in the applicable prospectus supplement. If any particular terms of the indenture or debt securities described in a prospectus supplement differ from any of the terms described below, then the terms described below will be deemed to have been superseded by that prospectus supplement.

General

        Debt securities may be issued in separate series without limitation as to aggregate principal amount. We may specify a maximum aggregate principal amount for the debt securities of any series.

        We are not limited as to the amount of debt securities we may issue under the indentures. Unless otherwise provided in a prospectus supplement, a series of debt securities may be reopened to issue additional debt securities of such series.

        The prospectus supplement relating to a particular series of debt securities will set forth:

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  whether the debt securities are senior or subordinated;

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  the offering price;

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  the title;

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  any limit on the aggregate principal amount;

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  the person who shall be entitled to receive interest, if other than the record holder on the record date;

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  the date or dates the principal will be payable;

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  the interest rate or rates, which may be fixed or variable, if any, the date from which interest will accrue, the interest payment dates and the regular record dates, or the method for calculating the dates and rates;

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  the place where payments may be made;

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  any mandatory or optional redemption provisions or sinking fund provisions and any applicable redemption or purchase prices associated with these provisions;

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  if issued other than in denominations of U.S. $1,000 or any multiple of U.S. $1,000, the denominations in which the debt securities shall be issuable;

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  if applicable, the method for determining how the principal, premium, if any, or interest will be calculated by reference to an index or formula;

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  if other than U.S. currency, the currency or currency units in which principal, premium, if any, or interest will be payable and whether we or a holder may elect payment to be made in a different currency;

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  the portion of the principal amount that will be payable upon acceleration of maturity, if other than the entire principal amount;

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  if the principal amount payable at stated maturity will not be determinable as of any date prior to stated maturity, the amount or method for determining the amount which will be deemed to be the principal amount;

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  if applicable, whether the debt securities shall be subject to the defeasance provisions described below under "Satisfaction and Discharge; Defeasance" or such other defeasance provisions specified in the applicable prospectus supplement for the debt securities;

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  any conversion or exchange provisions;

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  whether the debt securities will be issuable in the form of a global security;

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  any subordination provisions applicable to the subordinated debt securities if different from those described below under "Subordinated Debt Securities;"

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  any paying agents, authenticating agents, security registrars or other agents for the debt securities, if other than the trustee;

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  any provisions relating to any security provided for the debt securities, including any provisions regarding the circumstances under which collateral may be released or substituted;

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  any deletions of, or changes or additions to, the events of default, acceleration provisions or covenants;

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  any provisions granting special rights to holders when a specified event occurs;

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  any special tax provisions that apply to the debt securities;

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  with respect to the debt securities that do not bear interest, the dates for certain required reports to the applicable trustee;

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  any and all additional, eliminated or changed terms that will apply to the debt securities; and

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  any other specific terms of such debt securities.

        Unless otherwise specified in the prospectus supplement, the debt securities will be registered debt securities. Debt securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at time of issuance is below market rates. The material U.S. federal income tax considerations applicable to debt securities sold at a discount will be described in the applicable prospectus supplement.

Exchange and Transfer

        Debt securities may be transferred or exchanged at the office of the security registrar or at the office of any transfer agent designated by us.

        We will not impose a service charge for any transfer or exchange, but we may require holders to pay any tax or other governmental charges associated with any transfer or exchange.

        In the event of any partial redemption of debt securities of any series, we will not be required to:

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  issue, register the transfer of, or exchange, any debt security of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption and ending at the close of business on the day of the mailing; or

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  register the transfer of or exchange any debt security of that series selected for redemption, in whole or in part, except the unredeemed portion being redeemed in part.

        We will appoint the trustee as the initial security registrar. Any transfer agent, in addition to the security registrar initially designated by us, will be named in the prospectus supplement. We may designate additional transfer agents or change transfer agents or change the office of the transfer agent.

        However, we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

Global Securities

        The debt securities of any series may be represented, in whole or in part, by one or more global securities. Each global security will:

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  be registered in the name of a depositary, or its nominee, that we will identify in a prospectus supplement;

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  be deposited with the depositary or nominee or custodian; and

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  bear any required legends.

        No global security may be exchanged in whole or in part for debt securities registered in the name of any person other than the depositary or any nominee unless:

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  the depositary has notified us that it is unwilling or unable to continue as depositary or has ceased to be qualified to act as depositary and we do not appoint another institution to act as depositary within 90 days;

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  an event of default is continuing with respect to the debt securities of the applicable series; or

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  any other circumstance described in a prospectus supplement has occurred permitting or requiring the issuance of any such security.

        As long as the depositary, or its nominee, is the registered owner of a global security, the depositary or nominee will be considered the sole owner and holder of the debt securities represented by the global security for all purposes under the indentures. Except in the above limited circumstances, owners of beneficial interests in a global security will not be:

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  entitled to have the debt securities registered in their names;

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  entitled to physical delivery of certificated debt securities; or

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  considered to be holders of those debt securities under the indenture.

        Payments on a global security will be made to the depositary or its nominee as the holder of the global security. Some jurisdictions have laws that require that certain purchasers of securities take physical delivery of such securities in definitive form. These laws may impair the ability to transfer beneficial interests in a global security.

        Institutions that have accounts with the depositary or its nominee are referred to as "participants." Ownership of beneficial interests in a global security will be limited to participants and to persons that may hold beneficial interests through participants. The depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of debt securities represented by the global security to the accounts of its participants.

        Ownership of beneficial interests in a global security will be shown on and effected through records maintained by the depositary, with respect to participants' interests, or any participant, with respect to interests of persons held by participants on their behalf.

        Payments, transfers and exchanges relating to beneficial interests in a global security will be subject to policies and procedures of the depositary. The depositary policies and procedures may change from time to time. Neither any trustee nor we will have any responsibility or liability for the depositary's or any participant's records with respect to beneficial interests in a global security.

Payment and Paying Agents

        Unless otherwise indicated in a prospectus supplement, the provisions described in this paragraph will apply to the debt securities. Payment of interest on a debt security on any interest payment date will be made to the person in whose name the debt security is registered at the close of business on the record date. Payment on debt securities of a particular series will be payable at the office of a paying agent or paying agents designated by us. However, at our option, we may pay interest by mailing a check to the record holder. The trustee will be designated as our initial paying agent.

        We may also name any other paying agents in a prospectus supplement. We may designate additional paying agents, change paying agents or change the office of any paying agent. However, we will be required to maintain a paying agent in each place of payment for the debt securities of a particular series.

        All moneys paid by us to a paying agent for payment on any debt security that remain unclaimed for a period ending the earlier of:

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  10 business days prior to the date the money would be turned over to the applicable state; or

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  at the end of two years after such payment was due,

will be repaid to us thereafter, and the holder may then look only to us for such payment.

No Protection in the Event of a Change of Control

        Unless otherwise indicated in a prospectus supplement with respect to a particular series of debt securities, the debt securities will not contain any provisions that may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction, whether or not such transaction results in a change in control.

Covenants

        Unless otherwise indicated in a prospectus supplement with respect to a particular series of debt securities, the debt securities will not contain any financial or restrictive covenants.

Consolidation, Merger and Sale of Assets

        Unless we indicate otherwise in a prospectus supplement with respect to a particular series of debt securities, we may not consolidate with or merge into any other person (other than one of our subsidiaries), in a transaction in which we are not the surviving corporation, or convey, transfer or lease our properties and assets substantially as an entirety to, any person (other than one of our subsidiaries), unless:

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  the successor entity, if any, is a U.S. corporation, limited liability company, partnership, trust or other business entity;

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  the successor entity assumes our obligations on the debt securities and under the indentures;

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  immediately after giving effect to the transaction, no default or event of default shall have occurred and be continuing; and

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  certain other conditions specified in the indenture are met.

Events of Default

        Unless we indicate otherwise in a prospectus supplement, the following will be events of default for any series of debt securities under the indentures:

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  we fail to pay principal of or any premium on any debt security of that series when due;

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  we fail to pay any interest on any debt security of that series for 30 days after it becomes due;

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  we fail to deposit any sinking fund payment when due;

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  we fail to perform any other covenant in the indenture and such failure continues for 90 days after we are given the notice required in the indenture; and

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  certain events involving our bankruptcy, insolvency or reorganization.

        Additional or different events of default applicable to a series of debt securities may be described in a prospectus supplement. An event of default of one series of debt securities is not necessarily an event of default for any other series of debt securities.

        The trustee may withhold notice to the holders of any default, except defaults in the payment of principal, premium, if any, interest, any sinking fund installment on, or with respect to any conversion right of, the debt securities of such series. However, the trustee must consider it to be in the interest of the holders of the debt securities of such series to withhold this notice.

        Unless we indicate otherwise in a prospectus supplement, if an event of default, other than an event of default described in the last bullet point above, shall occur and be continuing with respect to any series of debt securities, either the trustee or the holders of at least 25 percent in aggregate principal amount of the outstanding securities of that series may declare the principal amount and premium, if any, of the debt securities of that series, or if any debt securities of that series are original issue discount securities, such other amount as may be specified in the applicable prospectus supplement, in each case together with accrued and unpaid interest, if any, thereon, to be due and payable immediately.

        Unless we indicate otherwise in a prospectus supplement, if an event of default described in the last bullet point above shall occur, the principal amount and premium, if any, of all the debt securities of that series, or if any debt securities of that series are original issue discount securities, such other amount as may be specified in the applicable prospectus supplement, in each case together with accrued and unpaid interest, if any, thereon, will automatically become immediately due and payable. Any payment by us on the subordinated debt securities following any such acceleration will be subject to the subordination provisions described below under "Subordinated Debt Securities."

        Notwithstanding the foregoing, each indenture may provide that we may, at our option, elect that the sole remedy for an event of default relating to our failure to comply with our obligations described under the section entitled "Reports" below or our failure to comply with the requirements of Section 314(a)(1) of the Trust Indenture Act will for the first 180 days after the occurrence of such an event of default consist exclusively of the right to receive additional interest on the relevant series of debt securities at an annual rate equal to (i) 0.25% of the principal amount of such series of debt securities for the first 90 days after the occurrence of such event of default and (ii) 0.50% of the principal amount of such series of debt securities from the 91st day to, and including, the 180th day after the occurrence of such event of default, which we call "additional interest." If we so elect, the additional interest will accrue on all outstanding debt securities from and including the date on which such event of default first occurs until such violation is cured or waived and shall be payable on each relevant interest payment date to holders of record on the regular record date immediately preceding the interest payment date. On the 181st day after such event of default (if such violation is not cured or waived prior to such 181st day), the debt securities will be subject to acceleration as provided above. In the event we do not elect to pay additional interest upon any such event of default in accordance with this paragraph, the debt securities will be subject to acceleration as provided above.

        In order to elect to pay the additional interest as the sole remedy during the first 180 days after the occurrence of any event of default relating to the failure to comply with the reporting obligations in accordance with the preceding paragraph, we must notify all holders of debt securities and the trustee and paying agent of such election prior to the close of business on the first business day following the date on which such event of default occurs. Upon our failure to timely give such notice or pay the additional interest, the debt securities will be immediately subject to acceleration as provided above.

        After acceleration, the holders of a majority in aggregate principal amount of the outstanding securities of that series may, under certain circumstances, rescind and annul such acceleration if all events of default, other than the non-payment of accelerated principal, or other specified amounts or interest, have been cured or waived.

        Other than the duty to act with the required care during an event of default, the trustee will not be obligated to exercise any of its rights or powers at the request of the holders unless the holders shall have offered to the trustee reasonable indemnity. Generally, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee.

        A holder of debt securities of any series will not have any right to institute any proceeding under the indentures, or for the appointment of a receiver or a trustee, or for any other remedy under the indentures, unless:

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  the holder has previously given to the trustee written notice of a continuing event of default with respect to the debt securities of that series;

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  the holders of at least 25 percent in aggregate principal amount of the outstanding debt securities of that series have made a written request and have offered reasonable indemnity to the trustee to institute the proceeding; and

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  the trustee has failed to institute the proceeding and has not received direction inconsistent with the original request from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series within 60 days after the original request.

        Holders may, however, sue to enforce the payment of principal, premium or interest on any debt security on or after the due date or to enforce the right, if any, to convert any debt security (if the debt security is convertible) without following the procedures listed above.

        We will furnish the trustee an annual statement from our officers as to whether or not we are in default in the performance of the conditions and covenants under the indenture and, if so, specifying all known defaults.

Modification and Waiver

        Unless we indicate otherwise in a prospectus supplement, the applicable trustee and we may make modifications and amendments to an indenture with the consent of the holders of a majority in aggregate principal amount of the outstanding securities of each series affected by the modification or amendment.

        We may also make modifications and amendments to the indentures for the benefit of holders without their consent, for certain purposes including, but not limited to:

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  evidencing the succession of another person to Overstock.com, Inc., or successive successions, and the assumption by any such successor of the covenants of Overstock.com, Inc. in the indentures in compliance with Article 8 of the indentures;

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  adding covenants or events of default;

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  making certain changes to facilitate the issuance of the securities;

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  adding to, changing or eliminating any of the provisions of the indentures or more series of securities, provided that any such addition, change or elimination (A) shall neither (i) apply to any security of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor (ii) modify the rights of the holder of any such security with respect to such provision or (B) shall become effective only when there is no such security outstanding;

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  securing the debt securities;

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  providing for a successor trustee or additional trustees;

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  conforming the indenture to the description of the debt securities set forth in this prospectus or the accompanying prospectus supplement;

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  curing any ambiguity, defect or inconsistency; provided that such action shall not adversely affect the interest of the holders in any material respect;

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  permitting or facilitating the defeasance and discharge of the securities;

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  making such other provisions in regard to matters or questions arising under the indentures or under any supplemental indentures as our board of directors may deem necessary or desirable, and which does not in each case adversely affect the interests of the holders of the debt securities of a series; and

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  complying with requirements of the U.S. Securities and Exchange Commission in order to effect or maintain the qualifications of the indentures under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act").

        However, neither the trustee nor we may make any modification or amendment without the consent of the holder of each outstanding security of that series affected by the modification or amendment if such modification or amendment would:

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  change the stated maturity of the principal of, or any installment of principal or interest on, any debt security;

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  reduce the principal, premium, if any, or interest on any debt security or any amount payable upon redemption or repurchase, whether at our option or the option of any holder, or reduce the amount of any sinking fund payments;

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  reduce the principal of an original issue discount security or any other debt security payable on acceleration of maturity;

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  change the place of payment or the currency in which any debt security is payable;

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  impair the right to enforce any payment after the stated maturity or redemption date;

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  if subordinated debt securities, modify the subordination provisions in a materially adverse manner to the holders;

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  adversely affect the right to convert any debt security if the debt security is a convertible debt security; or

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  change the provisions in the indenture that relate to modifying or amending the indenture.

Satisfaction and Discharge; Defeasance

        We may be discharged from our obligations on the debt securities, subject to limited exceptions, of any series that have matured or will mature or be redeemed within one year if we deposit enough money with the trustee to pay all the principal, interest and any premium due to the stated maturity date or redemption date of the debt securities.

        Each indenture contains a provision that permits us to elect either or both of the following:

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  We may elect to be discharged from all of our obligations, subject to limited exceptions, with respect to any series of debt securities then outstanding. If we make this election, the holders of the debt securities of the series will not be entitled to the benefits of the indenture, except for the rights of holders to receive payments on debt securities or the registration of transfer and exchange of debt securities and replacement of lost, stolen or mutilated debt securities.

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  We may elect to be released from our obligations under some or all of any financial or restrictive covenants applicable to the series of debt securities to which the election relates and from the consequences of an event of default resulting from a breach of those covenants.

        To make either of the above elections, we must irrevocably deposit in trust with the trustee enough money to pay in full the principal, interest and premium on the debt securities. This amount may be made in cash and/or U.S. government obligations or, in the case of debt securities denominated in a currency other than U.S. dollars, cash in the currency in which such series of securities is denominated and/or foreign government obligations. As a condition to either of the above elections, for debt securities denominated in U.S. dollars we must deliver to the trustee an opinion of counsel that the holders of the debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the action.

        With respect to debt securities of any series that are denominated in a currency other than United States dollars, "foreign government obligations" means:

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  direct obligations of the government that issued or caused to be issued the currency in which such securities are denominated and for the payment of which obligations its full faith and credit is pledged, or, with respect to debt securities of any series which are denominated in Euros, direct obligations of certain members of the European Union for the payment of which obligations the full faith and credit of such members is pledged, which in each case are not callable or redeemable at the option of the issuer thereof; or

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  obligations of a person controlled or supervised by or acting as an agency or instrumentality of a government described in the bullet above the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by such government, which are not callable or redeemable at the option of the issuer thereof.

Reports

        The indentures provide that any reports or documents that we file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act will be filed with the trustee within 15 days after the same are filed with the SEC, and that documents filed by us with the SEC via the EDGAR system will be deemed filed with the trustee as of the time such documents are filed with the SEC.

Notices

        Notices to holders will be given by mail to the addresses of the holders in the security register.

Governing Law

        The indentures and the debt securities will be governed by, and construed under, the laws of the State of New York.

No Personal Liability of Directors, Officers, Employees or Stockholders

        No incorporator, stockholder, employee, agent, officer, director or subsidiary of ours will have any liability for any obligations of ours, or because of the creation of any indebtedness under the debt securities, the indentures or supplemental indentures. The indentures provide that all such liability is expressly waived and released as a condition of, and as a consideration for, the execution of such indentures and the issuance of the debt securities.

Regarding the Trustee

        The indentures limit the right of the trustee, should it become our creditor, to obtain payment of claims or secure its claims.

        The trustee will be permitted to engage in certain other transactions with us. However, if the trustee acquires any conflicting interest, and there is a default under the debt securities of any series for which it is trustee, the trustee must eliminate the conflict or resign.

Subordinated Debt Securities

        The following provisions will be applicable with respect to each series of subordinated debt securities, unless otherwise stated in the prospectus supplement relating to that series of subordinated debt securities.

        The indebtedness evidenced by the subordinated debt securities of any series is subordinated, to the extent provided in the subordinated indenture and the applicable prospectus supplement, to the prior payment in full, in cash or other payment satisfactory to the holders of senior debt, of all senior debt, including any senior debt securities.

        Upon any distribution of our assets upon any dissolution, winding up, liquidation or reorganization, whether voluntary or involuntary, marshalling of assets, assignment for the benefit of creditors, or in bankruptcy, insolvency, receivership or other similar proceedings, payments on the subordinated debt securities will be subordinated in right of payment to the prior payment in full in cash or other payment satisfactory to holders of senior debt of all senior debt.

        In the event of any acceleration of the subordinated debt securities of any series because of an event of default with respect to the subordinated debt securities of that series, holders of any senior debt would be entitled to payment in full in cash or other payment satisfactory to holders of senior debt of all senior debt before the holders of subordinated debt securities are entitled to receive any payment or distribution.

        In addition, the subordinated debt securities will be structurally subordinated to all indebtedness and other liabilities of our subsidiaries, including trade payables and lease obligations. This occurs because our right to receive any assets of our subsidiaries upon their liquidation or reorganization, and your right to participate in those assets, will be effectively subordinated to the claims of that subsidiary's creditors, including trade creditors, except to the extent that we are recognized as a creditor of such subsidiary. If we are recognized as a creditor of that subsidiary, our claims would still be subordinate to any security interest in the assets of the subsidiary and any indebtedness of the subsidiary senior to us.

        We are required to promptly notify holders of senior debt or their representatives under the subordinated indenture if payment of the subordinated debt securities is accelerated because of an event of default.

        Under the subordinated indenture, we may also not make payment on the subordinated debt securities if:

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  a default in our obligations to pay principal, premium, if any, interest or other amounts on our senior debt occurs and the default continues beyond any applicable grace period, which we refer to as a payment default; or

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  any other default occurs and is continuing with respect to designated senior debt that permits holders of designated senior debt to accelerate its maturity, which we refer to as a non-payment default, and the trustee receives a payment blockage notice from us or some other person permitted to give the notice under the subordinated indenture.

        We will resume payments on the subordinated debt securities:

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  in case of a payment default, when the default is cured or waived or ceases to exist, and

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  in case of a nonpayment default, the earlier of when the default is cured or waived or ceases to exist or 179 days after the receipt of the payment blockage notice.

        No new payment blockage period may commence on the basis of a nonpayment default unless 365 days have elapsed from the effectiveness of the immediately prior payment blockage notice. No nonpayment default that existed or was continuing on the date of delivery of any payment blockage notice to the trustee shall be the basis for a subsequent payment blockage notice.

        As a result of these subordination provisions, in the event of our bankruptcy, dissolution or reorganization, holders of senior debt may receive more, ratably, and holders of the subordinated debt securities may receive less, ratably, than our other creditors. The subordination provisions will not prevent the occurrence of any event of default under the subordinated indenture.

        The subordination provisions will not apply to payments from money or government obligations held in trust by the trustee for the payment of principal, interest and premium, if any, on subordinated debt securities pursuant to the provisions described under the section entitled "Satisfaction and Discharge; Defeasance," if the subordination provisions were not violated at the time the money or government obligations were deposited into trust.

        If the trustee or any holder receives any payment that should not have been made to them in contravention of subordination provisions before all senior debt is paid in full in cash or other payment satisfactory to holders of senior debt, then such payment will be held in trust for the holders of senior debt.

        Senior debt securities will constitute senior debt under the subordinated indenture.

        Additional or different subordination provisions may be described in a prospectus supplement relating to a particular series of debt securities.

Definitions

        "Designated senior debt" means our obligations under any particular senior debt in which the instrument creating or evidencing the same or the assumption or guarantee thereof, or related agreements or documents to which we are a party, expressly provides that such indebtedness shall be designated senior debt for purposes of the subordinated indenture. The instrument, agreement or other document evidencing any designated senior debt may place limitations and conditions on the right of such senior debt to exercise the rights of designated senior debt.

        "Indebtedness" means the following, whether absolute or contingent, secured or unsecured, due or to become due, outstanding on the date of the indenture for such series of securities or thereafter created, incurred or assumed:

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  our indebtedness evidenced by a credit or loan agreement, note, bond, debenture or other written obligation;

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  all of our obligations for money borrowed;

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  all of our obligations evidenced by a note or similar instrument given in connection with the acquisition of any businesses, properties or assets of any kind,

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  our obligations:

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  as lessee under leases required to be capitalized on the balance sheet of the lessee under generally accepted accounting principles, or

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  as lessee under leases for facilities, capital equipment or related assets, whether or not capitalized, entered into or leased for financing purposes;

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  all of our obligations under interest rate and currency swaps, caps, floors, collars, hedge agreements, forward contracts or similar agreements or arrangements;

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  all of our obligations with respect to letters of credit, bankers' acceptances and similar facilities, including reimbursement obligations with respect to the foregoing;

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  all of our obligations issued or assumed as the deferred purchase price of property or services, but excluding trade accounts payable and accrued liabilities arising in the ordinary course of business;

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  all obligations of the type referred to in the above clauses of another person, the payment of which, in either case, we have assumed or guaranteed, for which we are responsible or liable, directly or indirectly, jointly or severally, as obligor, guarantor or otherwise, or which are secured by a lien on our property; and

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  renewals, extensions, modifications, replacements, restatements and refundings of, or any indebtedness or obligation issued in exchange for, any such indebtedness or obligation described in the above clauses of this definition.

        "Senior debt" means the principal of, premium, if any, and interest, including all interest accruing subsequent to the commencement of any bankruptcy or similar proceeding, whether or not a claim for post-petition interest is allowable as a claim in any such proceeding, and rent payable on or in connection with, and all fees and other amounts payable in connection with, our indebtedness. However, senior debt shall not include:

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  any debt or obligation if its terms or the terms of the instrument under which or pursuant to which it is issued expressly provide that it shall not be senior in right of payment to the subordinated debt securities or expressly provide that such indebtedness is on the same basis or "junior" to the subordinated debt securities; or

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  debt to any of our subsidiaries, a majority of the voting stock of which is owned, directly or indirectly, by us.

        "Subsidiary" means a corporation more than 50% of the outstanding voting stock of which is owned, directly or indirectly, by us or by one or more of our other subsidiaries or by a combination of us and our other subsidiaries. For purposes of this definition, "voting stock" means stock or other similar interests which ordinarily has or have voting power for the election of directors, or persons performing similar functions, whether at all times or only so long as no senior class of stock or other interests has or have such voting power by reason of any contingency.

DESCRIPTION OF THE UNITS

        We may issue units consisting of one or more of the other classes of securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The units may be issued under unit agreements to be entered into between us and a unit agent, as detailed in the prospectus supplement relating to the units being offered. The prospectus supplement will describe:

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  the designation and terms of the units and of the securities composing the units, including whether and under what circumstances the securities composing the units may be held or transferred separately;

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  a description of the terms of any unit agreement governing the units;

  •
  a description of the provisions for the payment, settlement, transfer or exchange of the units;

  •
  a discussion of material federal income tax considerations, if applicable; and

  •
  whether the units if issued as a separate security will be issued in fully registered or global form.

        The descriptions of the units in this prospectus and in any prospectus supplement are summaries of the material provisions of the applicable agreements. These descriptions do not restate those agreements in their entirety and may not contain all the information that you may find useful. We urge you to read the applicable agreements because they, and not the summaries, define your rights as holders of the units. For more information, please review the forms of the relevant agreements, which will be filed with the SEC and will be available as described under the heading "Where You Can Find More Information."

 ABOUT DIGITAL SECURITIES

        Any of the securities described in this prospectus may be issued in the form of digital securities. Digital securities have the same rights, preferences and privileges as traditional securities of the same class, but settle differently than traditional securities. Digital securities are uncertificated, registered securities, the ownership and transfer of which are recorded on a proprietary ledger that will be publicly distributed. The validity of publicly available copies of the proprietary ledger can be mathematically proven utilizing cryptographically-secured distributed ledger network technology. The cryptographically-secured distributed ledger network technology employed with respect to digital securities could be technology that is currently used for trading digital currencies (e.g., the Bitcoin blockchain), technology similar to that used for trading digital currencies that is adapted for trading digital securities, or novel technology designed principally for transactions in digital securities.

        Generally, distributed ledger technology involves multiple copies of a synchronized electronic database, or distributed ledger, that are separately maintained by various participants on a network. Complex cryptographic processes are employed across the distributed ledger network as the means by which participants on the network achieve a consensus as to which transactions are valid, and therefore, should be immutably recorded within the relevant distributed ledger.

        Trades in traditional securities currently settle on the third day following the day the purchase and sale commitment is made. This delayed settlement paradigm for traditional securities is known as "T+3 settlement," which stands for "trade date plus three days," and is the current standard in the United States for settlement of all traded securities (other than digital securities). In contrast, digital securities settle nearly instantaneously, as "the trade is the settlement." In addition, trades of digital securities do not require the involvement of a central depositary, such as DTC's Cede & Co., which holds physical securities on behalf of record holders. Rather, digital securities will be directly held and traded by their beneficial owners on the proprietary ledger, which will be publicly published. The validity of publicly available copies of the proprietary ledger can then be mathematically proven utilizing cryptographically-secured distributed ledger network technology.

        The specific technology employed for the trading of a particular digital security will be identified in the prospectus supplement relating to the offering of such security and, if different from that set forth below under "—Current Digital Securities Technology Framework" will be described in such prospectus supplement.

Current Digital Securities Technology Framework

        The digital securities issued under the registration statement of which this prospectus forms a part will trade on a closed-system trading platform, regulated as an alternative trading system, or ATS. In particular, our digital securities will trade on an ATS maintained by Pro Securities utilizing tØ software technology, as described below. See "Summary—Corporate Developments Relating to Digital Securities" for information regarding our interest in Pro Securities.

        A person wishing to engage in transactions in our digital securities will be required to open an online brokerage account with the sole broker-dealer licensed to provide access to the Pro Securities ATS digital securities trading platform with respect to Overstock digital securities, which will initially be DriveWealth, LLC ("DriveWealth"). Institutional and retail customers with appropriate brokerage accounts with such broker-dealer will be able to utilize such broker-dealer's interface to directly purchase and sell our digital securities, which will be held directly in that customer's name, rather than in "street name." In connection with such broker-dealer's license to utilize tØ software technology, such broker-dealer will be required to agree to share the identity of its customers with us and our transfer agent, trustee or other similar agent with respect to each series of digital securities that we issue. Because there will be a sole broker-dealer that will be licensed to provide access to the Pro Securities ATS digital securities trading platform with respect to Overstock digital securities, underwriters of any offerings of our digital securities will be required to open brokerage accounts with such broker-dealer, and primary issuances of our digital securities will be executed as the sale of all such digital securities to the relevant underwriter on the ProSecurities ATS, followed by a subsequent transfer transaction by such underwriter on the ProSecurities ATS to the various initial purchasers, each of which will also be an institutional or retail customer of such broker-dealer.

        A transaction in our digital securities will be recorded on an electronic database, referred to in this prospectus supplement as the proprietary ledger, which will be maintained by the Pro Securities ATS. The proprietary ledger maintained by the Pro Securities ATS will reflect the definitive ownership record with respect to such digital securities and will be electronically published. The validity of publicly available copies of the proprietary ledger can be mathematically proven utilizing cryptographically-secured distributed ledger network technology.

        The book-entry system with respect to each series of digital securities will comprise the proprietary ledger maintained by the Pro Securities ATS, together with a database containing the personal identity information of holders of the applicable digital securities. Our transfer agent, trustee or other similar agent with respect to the particular series of our digital securities will satisfy our books and records obligations by combining the information received from the proprietary ledger with the personal identifying information received from the sole broker-dealer that will be licensed to provide access to the Pro Securities ATS digital securities trading platform with respect to its customers trading in such digital securities. With respect to any series of digital securities, we will disclose information regarding the transfer agent, trustee or other similar agent for such digital securities in the applicable prospectus supplement.

        When an institutional or retail investor with access to the Pro Securities ATS digital securities trading platform executes a digital securities transaction, trade data for that transaction will be automatically, recorded electronically to the proprietary ledger maintained by the Pro Securities ATS. The Pro Securities ATS will electronically publish the proprietary ledger on a public basis and simultaneously record a cryptographic hash function to the distributed ledger network for our digital securities for mathematical proof of the validity of the publicly available proprietary ledger. This mathematical validation through the cryptographically-secured distributed ledger network technology serves to independently corroborate the validity of the publicly available proprietary ledger regarding digital securities transactions. If, for any reason, the distributed ledger network is unavailable to corroborate the validity of a copy of the proprietary ledger, the proprietary ledger maintained by the Pro Securities ATS will not be impacted and will continue to reflect the current state of ownership of the relevant series of our digital securities.

        The digital securities will be represented by proprietary ledger balances that will be secured by a cryptographic pair of keys—one public key and one or more private keys. There can be multiple private keys, any number of which may be required in order to authorize a transfer of ownership of the digital securities. A digital security holder's private keys will be held by Overstock, by the Pro Securities ATS and by DriveWealth. Depending on the security protocols used for the particular series of digital securities, which will be described in more detail in the applicable prospectus supplement for the offering of such digital securities, Overstock, the Pro Securities ATS and/or DriveWealth may be able to transfer ownership of the digital securities on behalf of the digital security holder. In addition, Overstock, the Pro Securities ATS and/or DriveWealth may be able to block further transfers of such digital securities through the private keys held by such entities.

        Unless otherwise described in the applicable prospectus supplement, transactions in our digital securities on the Pro Securities ATS utilizing tØ software technology will utilize the Bitcoin blockchain as the relevant distributed ledger, thereby capitalizing on Bitcoin's established algorithm-based consensus approach to validating ownership records.

        In connection with a digital securities transaction, the tØ software will publish the transaction to the proprietary ledger maintained by the Pro Securities ATS with respect to the relevant series of digital securities. Concurrently, the tØ software will electronically publish the proprietary ledger and commence the process of embedding in the Bitcoin blockchain information necessary to mathematically prove the validity of available copies of the proprietary ledger. Specifically, after a set of transactions in our digital securities have been executed and recorded to the proprietary ledger, the Pro Securities ATS will send a de minimis amount of Bitcoin from an ATS-controlled Bitcoin wallet to another ATS-controlled Bitcoin wallet using the blockchain protocol. This blockchain protocol provides for an editable field that can be used to implant code or other data within the Bitcoin transaction that will be embedded into the blockchain, and the tØ software will use this field to implant anonymized cryptographic hash functions for the digital securities transactions reflected on the proprietary ledger into the Bitcoin transfer made by the ATS. The blockchain will validate this de minimis Bitcoin transaction and embed it, together with the implanted anonymized cryptographic hash function, into the Bitcoin blockchain. As a result, once the Bitcoin transaction is immutably embedded into the Bitcoin blockchain, an immutable record of the digital securities transactions reflected on the proprietary ledger is also recorded within the Bitcoin blockchain. The Bitcoin blockchain participants involved in validating the de minimis Bitcoin transaction do not have any access to the underlying digital securities transaction data. The transaction costs associated with this process relate to the de minimis costs of the Bitcoin currency transaction conducted by the Pro Securities ATS. As a result, the Pro Securities ATS—rather than us or holders of our digital securities—will bear such minimal costs required in connection with embedding cryptographic hash functions into the Bitcoin blockchain.

        Once a cryptographic hash function has been recorded within the blockchain, the Pro Securities ATS will append the applicable Bitcoin transaction (including the embedded cryptographic hash function) to the proprietary ledger, which already reflects the consummated digital securities transactions, and provides the updated proprietary ledger information to the transfer agent, trustee or other similar agent with respect to the applicable series of digital securities.

        Although the anonymized data publicly available in the Bitcoin blockchain will be encrypted, the tØ software will automatically publish to the internet information necessary to prove the validity of any copy of the proprietary ledger. This process ensures that anyone with basic cryptographic technical skills will have access on a near real-time basis to the embedded data necessary to prove the validity of any publicly available copy of the proprietary ledger. As a result, there will be robust and transparent trading data (specifically, the number of securities traded by each anonymized account, the price of each trade and the balance of the securities held in each anonymized account) available to the general public. In addition, the transfer agent, trustee or other similar agent that satisfies our books and records obligations will be able to use the tØ software to access personal identifying information from the sole broker-dealer providing customer access to the Pro Securities ATS's digital securities trading platform with respect to Overstock digital securities in order to match such broker-dealer's customers to transactions recorded on the proprietary ledger by the Pro Securities ATS. As a result, such agent will have all information necessary to complete our books and records with respect to each digital securities transaction (specifically, the identity of each digital security's owner, the number of securities traded in each transaction, the price of each trade and the balance of securities held by each owner).

        Our digital securities will not be fungible with our traditional securities that may be outstanding from time to time, and we will not issue digital securities with respect to any class of securities that are already listed for trading on an NMS trading platform. Moreover, our digital securities may only be traded on the Pro Securities ATS (or any other closed-system trading platforms that we may make arrangements with in the future).

 PLAN OF DISTRIBUTION

        We may sell the securities offered through this prospectus (1) to or through underwriters or dealers, (2) directly to purchasers, including our affiliates, (3) through agents, or (4) through a combination of any these methods. The securities may be distributed at a fixed price or prices, which may be changed, market prices prevailing at the time of sale, prices related to the prevailing market prices, or negotiated prices. The prospectus supplement will include the following information:

  •
  the terms of the offering;

  •
  the names of any underwriters or agents;

  •
  the name or names of any managing underwriter or underwriters;

  •
  the purchase price of the securities;

  •
  the net proceeds from the sale of the securities;

  •
  any delayed delivery arrangements;

  •
  any underwriting discounts, commissions and other items constituting underwriters' compensation;

  •
  any initial public offering price;

  •
  any discounts or concessions allowed or reallowed or paid to dealers; and

  •
  any commissions paid to agents.

        We may issue to the holders of our common stock on a pro rata basis for no consideration, subscription rights to purchase shares of our common stock or preferred stock. These subscription rights may or may not be transferable by stockholders. The applicable prospectus supplement will describe the specific terms of any offering of our common or preferred stock through the issuance of subscription rights, including the terms of the subscription rights offering, the terms, procedures and limitations relating to the exchange and exercise of the subscription rights and, if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of common or preferred stock through the issuance of subscription rights.

Sale Through Underwriters or Dealers

        If underwriters are used in the sale, the underwriters will acquire the securities for their own account, including through underwriting, purchase, security lending or repurchase agreements with us. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions. Underwriters may sell the securities in order to facilitate transactions in any of our other securities (described in this prospectus or otherwise), including other public or private transactions and short sales. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless otherwise indicated in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers. The prospectus supplement will include the names of the principal underwriters, the respective amount of securities underwritten, the nature of the obligation of the underwriters to take the securities and the nature of any material relationship between an underwriter and us.

        If dealers are used in the sale of securities offered through this prospectus, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The prospectus supplement will include the names of the dealers and the terms of the transaction.

Direct Sales and Sales Through Agents

        We may sell the securities offered through this prospectus directly. In this case, no underwriters or agents would be involved. Such securities may also be sold through agents designated from time to time. The prospectus supplement will name any agent involved in the offer or sale of the offered securities and will describe any commissions payable to the agent by us. Unless otherwise indicated in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

        We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. The terms of any such sales will be described in the prospectus supplement.

Delayed Delivery Contracts

        If the prospectus supplement indicates, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.

Market Making, Stabilization and Other Transactions

        Unless the applicable prospectus supplement states otherwise, each series of offered securities will be a new issue and will have no established trading market. We may elect to list any series of offered securities on an exchange. Any underwriters that we use in the sale of offered securities may make a market in such securities, but may discontinue such market making at any time without notice. Therefore, we cannot assure you that the securities will have a liquid trading market.

        Any underwriter may also engage in stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Rule 104 under the Exchange Act. Stabilizing transactions involve bids to purchase the underlying security in the open market for the purpose of pegging, fixing or maintaining the price of the securities. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions.

        Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

Derivative Transactions and Hedging

        We, the underwriters or other agents may engage in derivative transactions involving the securities. These derivatives may consist of short sale transactions and other hedging activities. The underwriters or agents may acquire a long or short position in the securities, hold or resell securities acquired and purchase options or futures on the securities and other derivative instruments with returns linked to or related to changes in the price of the securities. In order to facilitate these derivative transactions, we may enter into security lending or repurchase agreements with the underwriters or agents. The underwriters or agents may effect the derivative transactions through sales of the securities to the public, including short sales, or by lending the securities in order to facilitate short sale transactions by others. The underwriters or agents may also use the securities purchased or borrowed from us or others (or, in the case of derivatives, securities received from us in settlement of those derivatives) to directly or indirectly settle sales of the securities or close out any related open borrowings of the securities.

Electronic Auctions

        We may also make sales through the Internet or through other electronic means. Since we may from time to time elect to offer securities directly to the public, with or without the involvement of agents, underwriters or dealers, utilizing the Internet or other forms of electronic bidding or ordering systems for the pricing and allocation of such securities, you should pay particular attention to the description of that system we will provide in a prospectus supplement.

        Such electronic system may allow bidders to directly participate, through electronic access to an auction site, by submitting conditional offers to buy that are subject to acceptance by us, and which may directly affect the price or other terms and conditions at which such securities are sold. These bidding or ordering systems may present to each bidder, on a so-called "real-time" basis, relevant information to assist in making a bid, such as the clearing spread at which the offering would be sold, based on the bids submitted, and whether a bidder's individual bids would be accepted, prorated or rejected. For example, in the case of a debt security, the clearing spread could be indicated as a number of "basis points" above an index treasury note. Of course, many pricing methods can and may also be used.

        Upon completion of such an electronic auction process, securities will be allocated based on prices bid, terms of bid or other factors. The final offering price at which securities would be sold and the allocation of securities among bidders would be based in whole or in part on the results of the Internet or other electronic bidding process or auction.

General Information

        Agents, underwriters, and dealers may be entitled, under agreements entered into with us, to indemnification by us against certain liabilities, including liabilities under the Securities Act.

Digital Securities ATS

        The digital securities issued under the registration statement of which this prospectus forms a part will trade on a closed-system trading platform, regulated as an alternative trading system, or ATS. In particular, our digital securities will trade on an ATS maintained by Pro Securities utilizing tØ software technology. A person wishing to engage in transactions in our digital securities will be required to open an online brokerage account with the sole broker-dealer that will be licensed to provide access to the Pro Securities ATS digital securities trading platform with respect to Overstock digital securities, which will initially be DriveWealth. Institutional and retail customers with appropriate brokerage accounts with such broker-dealer will be able to utilize such broker-dealer's interface to directly purchase and sell our digital securities, which will be held directly in that customer's name, rather than in "street name." In connection with such broker-dealer's license to utilize tØ software technology, such broker-dealer will be required to agree to share the identity of its customers with us and our transfer agent, trustee or other similar agent with respect to each series of digital securities that we issue.

 VALIDITY OF THE SECURITIES

        Unless otherwise stated in any prospectus supplement, the validity of the securities offered by this prospectus will be passed upon for the Company by Jones Day, New York, New York. Any underwriters or placement agents will be represented by their own counsel.

EXPERTS

        The consolidated financial statements and schedule of Overstock.com, Inc. as of December 31, 2014 and 2013, and for each of the years in the three-year period ended December 31, 2014, and management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2014 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and other reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC's website at http://www.sec.gov. You may also read and copy any document we file at the SEC's Public Reference Room at 100 F Street, NE, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, including any amendments to those reports, and other information that we file with or furnish to the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act can also be accessed free of charge through the Internet. These filings will be available as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC.

        We have filed with the SEC a registration statement under the Securities Act relating to the offering of these securities. The registration statement, including the attached exhibits, contains additional relevant information about us and the securities. This prospectus does not contain all of the information set forth in the registration statement. You can obtain a copy of the registration statement, at prescribed rates, from the SEC at the address listed above. The registration statement and the documents referred to below under "Incorporation by Reference" are also available on our Internet website www.overstock.com. We have not incorporated by reference into this prospectus the information on our website, and you should not consider it to be a part of this prospectus.

INFORMATION INCORPORATED BY REFERENCE

        The SEC allows us to incorporate by reference into this prospectus certain information we file with it, which means that we can disclose important information by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede information contained in this prospectus and any accompanying prospectus supplement. We incorporate by reference the documents listed below that we have previously filed with the SEC (excluding any portions of any Form 8-K that are not deemed "filed" pursuant to the General Instructions of Form 8-K):

  •
  Annual Report on Form 10-K for the fiscal year ended December 31, 2014 filed on March 12, 2015, including the information specifically incorporated by reference into the Form 10-K from our definitive proxy statement for the 2015 Annual Meeting of Stockholders filed on March 16, 2015;

  •
  Quarterly Reports on Form 10-Q for the quarter ended March 31, 2015 filed on April 29, 2015 and for the quarter ended June 30, 2015 filed on August 7, 2015;

  •
  Current Reports on Form 8-K, but only to the extent that the information set forth therein is "filed" rather than "furnished", under the SEC's rules, filed on February 11, 2015, April 13, 2015, May 5, 2015, May 6, 2015, May 7, 2015, July 2, 2015 August 4, 2015, August 5, 2015 and August 26, 2015; and

  •
  The description of our common stock contained in the Registration Statement on Form 8-A relating thereto filed on May 6, 2002, including any amendment or report filed for the purpose of updating such description.

        We also incorporate by reference into this prospectus additional documents that we may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the completion or termination of the offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information deemed furnished and not filed with the SEC. Any statements contained in a previously filed document incorporated by reference into this prospectus is deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, or in a subsequently filed document also incorporated by reference herein, modifies or supersedes that statement.

        This prospectus may contain information that updates, modifies or is contrary to information in one or more of the documents incorporated by reference in this prospectus. You should rely only on the information incorporated by reference or provided in this prospectus. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus is accurate as of any date other than the date of this prospectus or the date of the documents incorporated by reference in this prospectus.

        We will provide to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request, at no cost to the requester, a copy of any or all of the information that is incorporated by reference in this prospectus. Requests for such documents should be directed to:

Overstock.com, Inc.
6350 South 3000 East
Salt Lake City, Utah 84121
Attn: Investor Relations
(801) 947-3100

        You may also access the documents incorporated by reference in this prospectus through our website at www.overstock.com. Except for the specific incorporated documents listed above, no information available on or through our website shall be deemed to be incorporated in this prospectus or the registration statement of which it forms a part.

$500,000,000

Overstock.com, Inc.

Common Stock
Preferred Stock
Depositary Shares
Warrants
Debt Securities
Units

PROSPECTUS

[date]

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution

        The following table sets forth the estimated costs and expenses (other than the actual registration fee), other than underwriting discounts and commissions, payable by the registrant in connection with the sale of the securities being registered.

Securities and Exchange Commission registration fee	$58,100
Nasdaq Global Market listing fee		(1)
Accounting fees and expenses		(1)
Legal fees and expenses		(1)
Printing and engraving		(1)
Fees and expenses of the transfer agent or trustee		(1)
Miscellaneous		(1)

Total		$(1)

(1)
These fees are calculated based on the securities offered and the number of issuances, and accordingly cannot be estimated at this time.

Item 15.    Indemnification of Directors and Officers

        Section 145 of the Delaware General Corporation Law empowers a corporation to indemnify its directors and officers and to purchase insurance with respect to liability arising out of their capacity or status as directors and officers, provided that the person acted in good faith and in a manner the person reasonably believed to be in its best interests, and, with respect to any criminal action, had no reasonable cause to believe the person's actions were unlawful. The Delaware General Corporation Law further provides that the indemnification permitted thereunder shall not be deemed exclusive of any other rights to which the directors and officers may be entitled under the corporation's bylaws, any agreement, a vote of stockholders or otherwise.

        Our amended and restated certificate of incorporation provides that we shall indemnify to the fullest extent permitted by law, as then or thereafter in effect, any person made or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he, his testator or intestate is or was a director or officer of the Company or any predecessor of the Company or serves or served at any other enterprise as a director, officer, employee or agent at the request of the Company or any predecessor to the Company and such right to indemnification shall continue as to a person who has ceased to be a director or officer of the Company and shall inure to the benefit of his or her heirs, executors and personal and legal representatives; provided, however, that, except for proceedings to enforce rights to indemnification, the Company shall not be obligated to indemnify any director or officer (or his or her heirs, executors or personal or legal representatives) in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Board of Directors of the Company. The right to indemnification conferred by the foregoing provision shall include the right to be paid by the Company the expenses incurred in defending or otherwise participating in any proceeding in advance of its final disposition. Our amended and restated certificate of incorporation further provides that we may indemnify to the fullest extent permitted by law, as now or hereinafter in effect, any person made or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he, his testator or intestate is or was an employee or agent of the Company or any predecessor of the Company or serves or served at any other enterprise as a director, officer, employee or agent at the request of the

Company or any predecessor to the Company. The rights to indemnification and to the advancement of expenses conferred by the foregoing provision shall not be exclusive of any other right which any person may have or acquire under the amended and restated certificate of incorporation as amended from time to time, the bylaws of the Company, as amended from time to time, any statute, agreement, vote of the stockholders of the Company or disinterested directors of the Company or otherwise. The amended and restated certificate of incorporation further provides that neither any amendment nor repeal of any section of the article dealing with indemnification, nor the adoption of any provision of the amended and restated certificate of incorporation inconsistent with such article, shall adversely affect any right or protection of any director or officer established pursuant to such article existing at the time of such amendment, repeal or adoption of an inconsistent provision, including without limitation by eliminating or reducing the effect of such article, for or in respect of any act, omission or other matter occurring, or any action or proceeding accruing or arising (or that, but for such article, would accrue or arise) prior to such amendment, repeal or adoption of an inconsistent provision.

        Our bylaws provide, among other provisions relating to indemnification and related matters, that:

  (1)
  subject to the provisions described in (3) below, the Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the company) by reason of the fact that such person is or was a director or officer of the Company, or is or was a director or officer of the Company serving at the request of the Company as a director or officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful; and that the termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person's conduct was unlawful;

  (2)
  subject to the provisions described in (3) below, the Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in its favor by reason of the fact that such person is or was a director or officer of the Company, or is or was a director or officer of the Company serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Company; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Company unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper;

  (3)
  any indemnification under the provisions described above (unless ordered by a court) shall be made by the Company only as authorized in the specific case upon a determination that indemnification of the director or officer is proper in the circumstances because such person has met the applicable standard of conduct described above. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (a) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (b) by a committee of such directors designated by a majority vote of such directors, even though less than a quorum, or (c) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion or (d) by the stockholders (but only if a majority of the directors who are not parties to such action, suit or proceeding, if they constitute a quorum of the board of directors, presents the issue of entitlement to indemnification to the stockholders for their determination). Any person or persons having the authority to act on the matter on behalf of the Company shall make such determination, with respect to former directors and officers. To the extent, however, that a present or former director or officer of the Company has been successful on the merits or otherwise in defense of any action, suit or proceeding described above, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith, without the necessity of authorization in the specific case;

  (4)
  for purposes of any determination under the provisions described above, a person shall be deemed to have acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Company, or, with respect to any criminal action or proceeding, to have had no reasonable cause to believe such person's conduct was unlawful, if such person's action is or was based on the records or books of account of the Company or another enterprise, or on information supplied to such person by the officers of the Company or another enterprise in the course of their duties, or on the advice of legal counsel for the Company or another enterprise or on information or records given or reports made to the Company or another enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Company or another enterprise. The term "another enterprise" as used in this subparagraph (4) means any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise of which such person is or was serving at the request of the Company as a director, officer, employee or agent. The bylaws further provide that the provisions described herein shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standard of conduct described above;

  (5)
  notwithstanding any contrary determination in the specific case under the provisions described in subparagraph (3) above, and notwithstanding the absence of any determination thereunder, any director or officer may apply to the Court of Chancery in the State of Delaware for indemnification to the extent otherwise permissible under the provisions described in subparagraphs (1) and (2) above. The basis of such indemnification by a court shall be a determination by such court that indemnification of the director or officer is proper in the circumstances because such person has met the applicable standards of conduct under the provisions described in subparagraphs (1) and (2) above. Neither a contrary determination in the specific case under the provisions described in subparagraph (3) above nor the absence of any determination thereunder shall be a defense to such application or create a presumption that the director or officer seeking indemnification has not met any applicable standard of conduct. Notice of any application for indemnification pursuant to the provisions described in this subparagraph (5) is required to be given to the Company promptly upon the filing of such application. If successful, in whole or in part, the director or officer seeking indemnification shall also be entitled to be paid the expense of prosecuting such application;

  (6)
  expenses incurred by a director or officer in defending any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Company in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Company as authorized by the bylaws; and

  (7)
  the indemnification and advancement of expenses provided by or granted pursuant to the provisions of the bylaws described above shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under our amended and restated certificate of incorporation, any other bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office, it being the policy of the Company that indemnification of the persons described in subparagraphs (1) and (2) above shall be made to the fullest extent permitted by law.

        Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except (1) for any breach of the director's duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) for payments of unlawful dividends or unlawful stock repurchases or redemptions or (4) for any transaction from which the director derived an improper personal benefit. Our amended and restated certificate of incorporation provides that, to the fullest extent permitted by the Delaware General Corporation Law, as the same existed or may be amended, our directors shall not be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director.

        Section 174 of the Delaware General Corporation Law provides, among other things, that a director who willfully or negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption may be held liable for such actions. A director who was either absent when the unlawful actions were approved, or dissented at the time, may avoid liability by causing his or her dissent to such actions to be entered in the books containing minutes of the meetings of the board of directors at the time such action occurred or immediately after such absent director receives notice of the unlawful acts.

        As permitted by the Delaware General Corporation Law, we have entered into separate indemnification agreements with each of our directors and certain of our officers which require us, among other things, to indemnify them against certain liabilities which may arise by reason of their status as directors, officers or certain other employees.

        We have obtained and expect to maintain insurance policies under which our directors and officers are insured, within the limits and subject to the limitations of those policies, against certain expenses in connection with the defense of, and certain liabilities which might be imposed as a result of, actions, suits or proceedings to which they are parties by reason of being or having been directors or officers. The coverage provided by these policies may apply whether or not we would have the power to indemnify such person against such liability under the provisions of the Delaware General Corporation Law.

        These indemnification provisions and the indemnification agreements entered into between us and our officers and directors may be sufficiently broad to permit indemnification of our officers and directors for liabilities (including reimbursement of expenses incurred) arising under the Securities Act of 1933.

        See also the undertakings set out in response to Item 17 herein.

Item 16.    Exhibits

        A list of exhibits filed herewith is contained in the exhibit index that immediately precedes such exhibits and is incorporated herein by reference.

Item 17.    Undertakings

(a)
The undersigned registrant hereby undertakes:

(1)
To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)
To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)
To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)
That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)
If the registrant is relying on Rule 430B,

(A)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to the effective date; or

    (ii)
    If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

  (5)
  That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer and sell such securities to such purchaser:

  (i)
  Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

  (ii)
  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

  (iii)
  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

  (iv)
  Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of

  1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding), is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(d)
The undersigned registrant hereby undertakes that:

(1)
For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)
For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e)
The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to registration statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in Salt Lake City, Utah, on October 9, 2015.

OVERSTOCK.COM, INC.
By:	/s/ PATRICK M. BYRNE
	Name:	Patrick M. Byrne
	Title:	Chief Executive Officer (Principal Executive Officer)

        Pursuant to the requirements of the Securities Act of 1933, this amendment to registration statement on Form S-3 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ PATRICK M. BYRNE Patrick M. Byrne	Chief Executive Officer (Principal Executive Officer) and Director	October 9, 2015
/s/ JONATHAN E. JOHNSON III* Jonathan E. Johnson III	Chairman of the Board	October 9, 2015
/s/ STORMY D. SIMON* Stormy D. Simon	President and Director	October 9, 2015
/s/ ROBERT P. HUGHES* Robert P. Hughes	Senior Vice President, Finance and Risk Management (Principal Financial Officer and Principal Accounting Officer)	October 9, 2015
/s/ ALLISON H. ABRAHAM* Allison H. Abraham	Director	October 9, 2015
/s/ BARCLAY F. CORBUS* Barclay F. Corbus	Director	October 9, 2015

Signature	Title	Date

/s/ KIRTHI KALYANAM* Kirthi Kalyanam	Director	October 9, 2015
/s/ JOSEPH J. TABACCO, JR.* Joseph J. Tabacco, Jr.	Director	October 9, 2015
/s/ SAMUEL A. MITCHELL* Samuel A. Mitchell	Director	October 9, 2015

*By	/s/ PATRICK M. BYRNE Patrick M. Byrne Attorney in Fact

EXHIBIT INDEX

        Except as otherwise indicated below, the following exhibits are filed herewith or incorporated by reference herein:

Incorporated by Reference
Exhibit No.	Exhibit Description	Form	SEC File No.	Exhibit	Filing Date	Filed Herewith
1.1	Form of Underwriting Agreement.*
3.1	Amended and Restated Certificate of Incorporation.	10-Q	000-49799	3.1	July 29, 2014
3.2	Amended and Restated Bylaws.	8-K	000-49799	3.1	February 10, 2014
4.1	Form of specimen common stock certificate.	S-1	333-83728	4.1	May 6, 2002
4.2	Form of Senior Indenture.					(1)
4.3	Form of Subordinated Indenture.					(1)
4.4	Form of Senior Debt Security.*
4.5	Form of Subordinated Debt Security.*
4.6	Form of Certificate of Designation.*
4.7	Form of Preferred Stock Certificate.*
4.8	Form of Warrant Agreement.*
4.9	Form of Warrant Certificate.
4.10	Form of Deposit Agreement.*
4.11	Form of Depositary Receipt.*
4.12	Form of Unit Agreement.*
5.1	Opinion of Jones Day.					X
12.1	Computation of Ratio of Earnings to Fixed Charges.					(2)
23.1	Consent of KPMG LLP.					X
23.2	Consent of Jones Day (included in Exhibit 5.1).
24.1	Powers of Attorney (included on signature page).					(1)
25.1	Form T-1 Statement of Eligibility of Trustee for Senior Indenture under the Trust Indenture Act of 1939.**
25.2	Form T-1 Statement of Eligibility of Trustee for Subordinated Indenture under the Trust Indenture Act of 1939.**

*
To be filed by amendment, as an exhibit to a Current Report on Form 8-K or by other applicable filing with the SEC to be incorporated by reference herein.

**
To be filed pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939.

(1)
Previously filed with the initial filing of this Form S-3 on April 24, 2015.

(2)
Previously filed with Amendment No. 2 to this Form S-3 on July 31, 2015.